                      BMC INDUSTRIES, INC. SAVINGS PLAN
                                1994 REVISION











                           As Amended Effective Generally as of January 1, 1994

                        BMC INDUSTRIES, INC. SAVINGS PLAN
                                 1994 REVISION

                             TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I   Description and Purpose........................................  1

      1.1   Plan Name......................................................  1
      1.2   Plan Description...............................................  1
      1.3   Plan Purposes..................................................  1
      1.4   Plan Background................................................  1

ARTICLE II  Eligibility....................................................  2

      2.1   Eligibility Requirements.......................................  2
      2.2   Reentry........................................................  3
      2.3   Condition of Participation.....................................  3
      2.4   Termination of Participation...................................  3

ARTICLE III Contributions..................................................  4

      3.1   Pre-Tax Contributions..........................................  4
      3.2   Matching Contributions.........................................  5
      3.3   After-Tax Contributions........................................  6
      3.4   Rollovers and Transfers........................................  7
      3.5   Corrective Contributions.......................................  8

ARTICLE IV  Accounts and Valuation.........................................  9

      4.1   Establishment of Accounts......................................  9
      4.2   Valuation and Account Adjustment...............................  9
      4.3   Adjustment Accounting.......................................... 10
      4.4   Allocations Do Not Create Rights............................... 10

ARTICLE V   Participant Investment Direction............................... 11

      5.1   Establishment of Investment Funds.............................. 11
      5.2   Investment of Account Balances................................. 11
      5.3   BMC Common Stock Fund Investment Limit......................... 13
      5.4   Investment Direction Responsibility Resides With Participants.. 13
      5.5   Beneficiaries and Alternate Payees............................. 13

ARTICLE VI  Withdrawals During Employment.................................. 14

      6.1   Hardship Withdrawals from Pre-Tax Contribution Account......... 14
      6.2   Other Withdrawals from Pre-Tax Contribution Account............ 15
      6.3   Withdrawals from After-Tax Contribution Account and Employee
            Basic Contribution Account..................................... 15
      6.4   Rules for Withdrawals.......................................... 15
      6.5   No Withdrawals from Other Accounts............................. 16


                                       i

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ARTICLE VII Vesting and Forfeitures........................................ 17

      7.1   Vesting........................................................ 17
      7.2   Forfeiture Upon Distribution................................... 18
      7.3   Other Forfeitures.............................................. 18
      7.4   Reallocation of Forfeitures.................................... 19

ARTICLE VIIIDistributions After Termination................................ 20

      8.1   Time and Form of Distribution.................................. 20
      8.2   Beneficiary Designation........................................ 22
      8.3   Assignment, Alienation of Benefits............................. 23
      8.4   Payment in Event of Incapacity................................. 24
      8.5   Payment Satisfies Claims....................................... 24
      8.6   Disposition if Distributee Cannot be Located................... 24
      8.7   Direct Rollovers and Transfers................................. 24

ARTICLE IX  Contribution Limitations....................................... 25

      9.1   Pre-Tax Contribution Dollar Limitation......................... 25
      9.2   Actual Deferral Percentage Limitations......................... 25
      9.3   Actual Contribution Percentage Limitations..................... 27
      9.4   Multiple Use Limitation........................................ 29
      9.5   Earnings on Excess Contributions............................... 31
      9.6   Aggregate Defined Contribution Limitations..................... 31
      9.7   Aggregate Defined Contribution/Defined Benefit Limitations..... 32
      9.8   Administrator's Discretion..................................... 33

ARTICLE X   Service Rules.................................................. 34

      10.1  Computation Period............................................. 34
      10.2  Vesting Service................................................ 34
      10.3  Hour of Service................................................ 34
      10.4  One-Year Break in Service...................................... 36
      10.5  Pre-Acquisition Service........................................ 37

ARTICLE XI  Adoption, Amendment and Termination............................ 38

      11.1  Adoption by Affiliated Organizations........................... 38
      11.2  Authority to Amend and Procedure............................... 38
      11.3  Authority to Terminate and Procedure........................... 38
      11.4  Vesting Upon Termination, Partial Termination or Discontinuance
            of Contributions............................................... 39
      11.5  Distribution Following Termination, Partial Termination or
            Discontinuance of Contributions................................ 39

ARTICLE XII Definitions, Construction and Interpretations.................. 40

      12.1  Account........................................................ 40
      12.2  Active Participant............................................. 40
      12.3  Administrator.................................................. 40
      12.4  Affiliated Organization........................................ 40
      12.5  After-Tax Contribution Account................................. 40


                                      ii

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      12.6  After-Tax Contributions........................................ 40
      12.7  Board.......................................................... 40
      12.8  Beneficiary.................................................... 40
      12.9  Code........................................................... 41
      12.10 Committee...................................................... 41
      12.11 Company........................................................ 41
      12.12 Company Stock.................................................. 41
      12.13 Compensation................................................... 41
      12.14 Disabled....................................................... 41
      12.15 Employee....................................................... 41
      12.16 Employee Basic Contribution Account............................ 41
      12.17 Employer Contribution Account.................................. 42
      12.18 Fund........................................................... 42
      12.19 Governing Law.................................................. 42
      12.20 Headings....................................................... 42
      12.21 Highly Compensated Employee.................................... 42
      12.22 Matching Contribution Account.................................. 43
      12.23 Matching Contributions......................................... 43
      12.24 Normal Retirement Date......................................... 44
      12.25 Number and Gender.............................................. 44
      12.26 Participant.................................................... 44
      12.27 Participating Business Unit.................................... 44
      12.28 Participating Employer......................................... 44
      12.29 Plan........................................................... 44
      12.30 Plan Rule...................................................... 44
      12.31 Plan Year...................................................... 44
      12.32 Pre-Tax Contribution Account................................... 44
      12.33 Pre-Tax Contributions.......................................... 44
      12.34 Qualified Employee............................................. 44
      12.35 Reporting Person............................................... 45
      12.36 Rollover Account............................................... 45
      12.37 Section 415 Wages.............................................. 45
      12.38 Termination of Employment...................................... 45
      12.39 Testing Wages.................................................. 46
      12.40 Treasury Regulations........................................... 46
      12.41 Trust.......................................................... 46
      12.42 Trustee........................................................ 46
      12.43 Valuation Date................................................. 46

ARTICLE XIII Administration of Plan........................................ 47

      13.1  Named Fiduciary................................................ 47
      13.2  Committee...................................................... 47
      13.3  Administrator.................................................. 48
      13.4  Compensation and Expenses...................................... 49
      13.5  Plan Rules..................................................... 49
      13.6  Administrator's Discretion..................................... 49
      13.7  Indemnification................................................ 49
      13.8  Benefit Claim Procedure........................................ 50
      13.9  Correction of Errors........................................... 50

                                     iii

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ARTICLE XIV Miscellaneous.................................................. 51

      14.1  Merger, Consolidation, Transfer of Assets...................... 51
      14.2  Limited Reversion of Fund...................................... 51
      14.3  Top-Heavy Provisions........................................... 51
      14.4  No Employment Rights Created................................... 54
      14.5  Special Provisions............................................. 55

                      BMC INDUSTRIES, INC. SAVINGS PLAN
                                1994 REVISION


                                  ARTICLE I
                           DESCRIPTION AND PURPOSE

1.1  PLAN NAME.  The name of the Plan is the "BMC Industries, Inc. Savings
Plan."

1.2 PLAN DESCRIPTION. The Plan is a profit sharing plan providing for Pre-Tax Contributions pursuant to a qualified cash or deferred arrangement, Matching Contributions and After-Tax Contributions. The Plan is intended to qualify under Code section 401(a) and to satisfy the requirements of Code sections 401(k) and 401(m). Notwithstanding the designation of the Plan as a profit sharing plan, a Participating Employer may make contributions to the Plan even though it has no current or accumulated earnings and profits.

1.3 PLAN PURPOSES. The purposes of the Plan are to promote effort and cooperation on the part of Active Participants; to provide a measure of economic security to Active Participants by accumulating contributions for distribution upon retirement, as a supplement to other resources then available; and to permit Active Participants to share in the profits and growth of their Participating Employer.

1.4 PLAN BACKGROUND. (A) The Company adopted and established the Plan effective as of April 1, 1979, as an employee thrift and profit sharing plan with after-tax employee contributions and employer matching contributions made from current or accumulated profits.

      (B) Effective generally as of January 1, 1985, the Plan was restated in the manner set forth in the 1984 Restatement to meet the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984.

      (C) Effective generally as of July 1, 1985, the Plan was restated in the manner set forth in the 1985 Revision for purposes of incorporating into the Plan a cash or deferred arrangement pursuant to Code section 401(k) and providing for Participants' Matching Contribution Accounts to be invested in Company Stock.

      (D) Effective generally as of January 1, 1987, the Plan was restated in the manner set forth in the 1987 Revision for purposes of satisfying the requirements of the Tax Reform Act of 1986.

      (E) Effective generally as of January 1, 1994, the Plan was restated in the manner set forth in the 1994 Revision to comply with changes in applicable law and make certain other miscellaneous changes.

                                  ARTICLE II
                                  ELIGIBILITY

2.1 ELIGIBILITY REQUIREMENTS. (A) An Employee is eligible to participate in the Plan

            (1) for the purpose of having a rollover or transfer made on his or her behalf pursuant to Section 3.4, on the day on which he or she first completes an Hour of Actual Service as a Qualified Employee,

            (2) for the purpose of having Pre-Tax Contributions (but not Matching Contributions with respect thereto) made on his or her behalf and making After-Tax Contributions, on the first day of the calendar quarter that falls on or next follows the last day of the six-month period beginning on the date on which he or she first completes an Hour of Actual Service if he or she completes at least 1000 Hours of Service during such period and is a Qualified Employee on the date on which he or she would otherwise be eligible to participate, and

            (3) for the purpose of having Matching Contributions made on his or her behalf, on the first day of the calendar quarter that falls on or next follows the last day of the first Computation Period of the type described in Section 10.1(a) during which he or she completes at least 1000 Hours of Service if he or she is a Qualified Employee on the date on which he or she would otherwise be eligible to participate.

      (B) If the six-month period described in Subsection (A)(2) or the Computation Period described in Subsection (A)(3) with respect to an Employee begins on an Affiliated Organization's first regular business day after the first day of a calendar quarter, notwithstanding Subsection (A)(2) or (3), as the case may be, the Employee is eligible to participate in the Plan for the purpose specified as of the first day of the calendar quarter immediately preceding the last day of the six-month period or the last day of the Computation Period, as the case may be, if the sole reason he or she is not then eligible pursuant to Subsection (A) is that the six-month period or Computation Period has not ended.

      (C) If an Employee or former Employee has satisfied the service requirements set forth in Subsection (A)(2) or (3) but is not a Qualified Employee on the date on which he or she would otherwise be eligible to participate in the Plan for a specified purpose, he or she will become eligible to participate for that purpose on the first day of the calendar quarter that falls on or next follows the date on which he or she completes an Hour of Actual Service as a Qualified Employee, if he or she remains a Qualified Employee on the date on which he or she would otherwise become eligible to participate.

      (D) Notwithstanding Subsection (A), in conjunction with an acquisition, the Company's Board may specify a special entry date for those Qualified Employees with respect to whom pre-acquisition service is taken into account pursuant to Section 10.5.

2.2 REENTRY. An Active Participant who ceases to be a Qualified Employee will be eligible to resume active participation in the Plan as of the first day of the calendar quarter that falls on or next follows the date on which he or she completes an Hour of Actual Service of a Qualified Employee following the cessation if he or she remains a Qualified Employee on the date on which he or she would otherwise be eligible to resume active participation.

2.3 CONDITION OF PARTICIPATION. Each eligible Qualified Employee, as a condition of participation, is bound by all the terms and conditions of the Plan and must furnish to the Administrator such pertinent information and execute such instruments as the Administrator may require.

2.4 TERMINATION OF PARTICIPATION. A Participant will cease to be such as of the later of the date on which

            (a)   he or she ceases to be a Qualified Employee, or

            (b) all benefits, if any, to which he or she is entitled under the Plan have been distributed.

                                 ARTICLE III
                                CONTRIBUTIONS

3.1 PRE-TAX CONTRIBUTIONS. (A) Subject to the limitations of Article IX, for each Plan Year the Participating Employer of each Active Participant will make Pre-Tax Contributions to the Trust on behalf of the Participant in the amount by which the Participant's Compensation has been reduced in accordance with the succeeding provisions of this section. Pre-Tax Contributions will be paid to the Trustee as soon as administratively practicable after the date on which the Participant would have received the Compensation but for the Participant's election pursuant to this section.

      (B) Except as provided in Subsection (C), an Active Participant's Compensation will be reduced in accordance with the following rules:

            (1) An Active Participant may elect to reduce his or her Compensation by any one percent increment from one percent to a maximum of eight percent, and the percentage so elected will automatically apply to his or her Compensation as adjusted from time to time. Plan Rules may, however, specify a lower maximum percentage for Active Participants who are Highly Compensated Employees.

            (2) In conjunction with an Active Participant's entering or reentering the Plan pursuant to Article II, reduction of his or her Compensation will begin as of the first payroll period that begins at least 30 days (or such shorter period as Plan Rules may allow) after the Administrator receives the Active Participant's complete and accurate written election on a form provided by the Administrator. If, however, the election is not received until after a date determined pursuant to Plan Rules, it will not be effective and Compensation reductions will begin in accordance with clause (3).

            (3) If an Active Participant does not elect to reduce his or her Compensation in conjunction with his or her entry or reentry into the Plan in accordance with clause (2), he or she may thereafter elect to have such reductions begin as of the first payroll period that begins on or after the first day of the calendar quarter that follows by at least 30 days (or such shorter period as Plan Rules may allow) the date on which the Administrator receives a complete and accurate written election on a form provided by the Administrator.

            (4) No Pre-Tax Contributions will be made on behalf of a Participant with respect to a period during which he or she is not an Active Participant. Only Compensation payable after an Active Participant's complete and accurate written election on a form provided by the Administrator has been properly filed will be reduced pursuant to the election.

            (5) An Active Participant may increase the percentage rate at which his or her Compensation will be reduced as of the first payroll period that begins on or after the first day of any calendar quarter that follows by at least 30 days (or such shorter period as Plan Rules may allow) the date on which the Administrator receives a complete and accurate written notice of such change on a form provided by the Administrator.

            (6) An Active Participant may decrease the percentage rate at which his or her Compensation will be reduced or suspend Compensation reductions entirely beginning with the first payroll period that begins at least 30 days (or such shorter period as Plan Rules may allow) after the date on which the Administrator receives a complete and accurate written notice of such suspension on a form provided by the Administrator. Compensation reductions for any Active Participant who makes a hardship withdrawal pursuant to Section 6.1 will be automatically suspended for the 12-month period beginning on the date of the withdrawal distribution.

            (7) An Active Participant whose Compensation reductions have ceased by reason of automatic or voluntary suspension may, after the end of the suspension period, resume Compensation reductions in accordance with clause (3).

      (C) Compensation reductions will be made in accordance with Plan Rules. If any election or notice submitted by an Active Participant to the Administrator is not processed on a timely basis or if, for any reason, an Active Participant's Compensation are not reduced in accordance with his or her election, no retroactive adjustments will be made to take into account the effect of any such delay or failure. Plan Rules may, however, permit an Active Participant to elect to reduce his or her Compensation payable during any remaining portion of the Plan Year in which the delay or failure occurred at more than the otherwise applicable percentage to adjust for the effect of such delay or failure so long as the total reductions for the Plan Year do not exceed the applicable maximum percentage or the limitations of Article IX.

3.2 MATCHING CONTRIBUTIONS. (A) (1) Subject to Subsection (C) and the limitations of Article IX, the Participating Employer of each Participant who is an Active Participant for purposes of this section on the last day of a calendar quarter will make a Matching Contribution on behalf of the Participant in an amount equal to 25 percent of the lesser of (a) the aggregate amount of Pre-Tax Contributions made by the Participating Employer on the Participant's behalf for the calendar quarter or (b) six percent of his or her Compensation for such calendar quarter.

            (2) Subject to Subsection (C) and the limitations of Article IX, the Participating Employer of each Participant who is an Active Participant for purposes of this section on the last day of a Plan Year will make a Matching Contribution on behalf of the Participant in an amount equal to a percentage, determined by the Participating Employer's Board, of the lesser of (a) the Pre-Tax Contributions made by the Participating Employer on the Participant's behalf for the Plan Year, or
      (b) six percent of his or her Compensation for such Plan Year; provided, first, that such percentage may be established at different levels for Participants employed in different Participating Business Units of the Participating Employer based upon the differing annual profit performance of such Business Units, as determined by the Participating Employer's Board; and, second, that, for a Participant employed at two or more Participating Business Units during a Plan Year, the Matching Contribution made on his or her behalf under this clause (2) will be the aggregate of each such Participating Business Unit's respective matching percentage for the Plan Year pursuant to this clause (2), multiplied by the Participant's Pre-Tax Contributions made, or six percent of his or her Compensation earned, while he or she was a Qualified Employee at such Participating Business Unit.

      (B) A Participating Employer's Matching Contributions for a Plan Year will be paid to the Trustee on such date or dates during or following such Plan Year as the Participating Employer may elect but in no case more than 12 months after the end of the Plan Year.

      (C) No Matching Contributions will be made with respect to any portion of an Active Participant's Pre-Tax Contributions that is distributed to the Participant pursuant to Article IX. If the Administrator determines that any Matching Contributions that have been added to a Participant's Matching Contribution Account should not have been added by reason of this subsection, the contributions will be subtracted from such Account as soon as administratively practicable after the determination and will be applied to satisfy the Matching Contribution obligations of the Participating Employer who made the excess Matching Contributions for the Plan Year in which such excess contributions were made. If, because of the passage of time, the excess cannot be applied to satisfy the Participating Employer's Matching Contribution obligations for the Plan Year in which the excess contribution was made, the excess will, subject to the limitations of Article IX, be allocated, in the discretion of the Administrator

            (1) among the Matching Contribution Accounts of all Active Participants who made Pre-Tax Contributions as Qualified Employees of the Participating Employer as if it were an additional Matching Contribution by the Participating Employer for such Plan Year, or

            (2)   as a corrective contribution pursuant to Section 3.5.

3.3  AFTER-TAX CONTRIBUTIONS.  (A)  Subject to the limitations of Article
IX, an Active Participant may make After-Tax Contributions to the Trust in accordance with the succeeding provisions of this section. No Participant is required to make After-Tax Contributions as a condition of having Pre-Tax Contributions or Matching Contributions made on his or her behalf. After-Tax Contributions will be made as soon as administratively practicable after the date on which the Participant would have received the Compensation but for the Participant's election pursuant to this section.

      (B) Except as provided in Subsection (C), After-Tax Contributions will be made in accordance with the following rules:

            (1) An Active Participant may elect to contribute any one percent increment of his or her Compensation from one percent to a maximum of six percent, and the percentage so elected will automatically apply to his or her Compensation as adjusted from time to time. Plan Rules may, however, specify a lower maximum percentage for Active Participants who are Highly Compensated Employees.

            (2) In conjunction with an Active Participant's entering or reentering the Plan pursuant to Article II, After-Tax Contributions will begin as of the first payroll period that begins at least 30 days (or such shorter period as Plan Rules may allow) after the Administrator receives the Active Participant's complete and accurate written election on a form provided by the Administrator. If, however, the election is not received until after a date determined pursuant to Plan Rules, it will not be effective and After-Tax Contributions will begin in accordance with clause
      (3).

            (3) If an Active Participant does not elect to have After-Tax Contributions made on his or her behalf in conjunction with his or her entry or reentry into the Plan in accordance with clause (2), he or she may thereafter elect to have After-Tax Contributions made as of the first payroll period that begins on or after the first day of the calendar quarter that follows by at least 30 days (or such shorter period as Plan Rules may allow) the date on which the Administrator receives a complete and accurate written election on a form provided by the Administrator.

            (4) No After-Tax Contributions may be made by a Participant with respect to a period during which he or she is not an Active Participant. Only Compensation payable after an Active Participant's complete and accurate written election on a form provided by the Administrator has been properly filed may be contributed.

            (5) An Active Participant may increase the percentage rate of his or her After-Tax Contributions by providing a notice to the Administrator in accordance with the procedure established in Section 3.1(B)(5).

            (6) An Active Participant may decrease the percentage rate at which his or her After-Tax Contributions are made or suspend his or her After-Tax Contributions by providing a notice to the Administrator in accordance with the procedure established in Section 3.1(B)(6). After-Tax Contributions by any Active Participant who makes a hardship withdrawal under Section 6.1 will automatically be suspended for the 12-month period beginning on the date of the withdrawal distribution.

            (7) An Active Participant whose After-Tax Contributions have ceased by reason of automatic or voluntary suspension may, after the end of the suspension period, resume After-Tax Contributions by submitting a written election in accordance with the procedure established in Section 3.1(B)(3).

      (C) After-Tax Contributions will be made in accordance with Plan Rules. If any election or notice submitted by a Participant to the Administrator is not processed on a timely basis, or if, for any reason, After-Tax Contribution are not made in accordance with the Participant's election, no retroactive adjustments will be made to take into account the effect of any such delay or failure. Plan Rules may, however, permit a Participant to increase After-Tax Contributions with respect to the Plan Year during which such delay or failure occurred above the otherwise applicable maximum percentage to adjust for the effect of such delay or failure so long as the total contributions for the Plan Year do not exceed the otherwise applicable maximum percentage or the limitations of Article IX.

3.4 ROLLOVERS AND TRANSFERS. (A) An Active Participant may, with the prior consent of the Administrator, contribute to the Trust, within 60 days of receipt,

            (1) the balance of an individual retirement account to which the only contributions have been one or more "eligible rollover distributions," within the meaning of Code section 402(c)(4), from a plan qualified under Code section 401(a), or

            (2)   an eligible rollover distribution from such a qualified plan.

      (B) With the prior consent of the Administrator, the accounts under another plan qualified under Code section 401(a) of an Active Participant may be transferred directly to the Trust. Other than in connection with an acquisition, such a transfer will not be permitted if, as a result of the transfer, the Plan would be required to provide any option with respect to the form or time of distribution or any other right, benefit or feature not available under the Plan prior to the transfer.

      (C) Other than in connection with an acquisition, any contribution or transfer to the Trust pursuant to Subsection (A) or (B) must be made in cash and will be credited to the Active Participant's Rollover Account.

3.5 CORRECTIVE CONTRIBUTIONS. For any Plan Year a Participating Employer may contribute to the Matching Contribution Accounts of Active Participants who are not Highly Compensated Employees, or any group of such Active Participants, such amounts as it deems advisable to assist the Plan in satisfying the requirements of Sections 9.2, 9.3 and 9.4, or any other requirement under the Code or Treasury Regulations, for such Plan Year. Subject to the limitations of
Article IX, such contributions will be allocated among the Matching Contribution Accounts of such Active Participants in proportion to the Pre-Tax Contributions made on their behalf for the Plan Year. Any amount allocated to an Active Participant's Matching Contribution Account pursuant to this section will be added to a separate subaccount with respect to which gains, losses, withdrawals and other credits or charges are separately allocated on a reasonable and consistent basis pursuant to Section 4.2.

                                  ARTICLE IV
                            ACCOUNTS AND VALUATION

4.1 ESTABLISHMENT OF ACCOUNTS. The following Accounts will be established and maintained for each Participant:

            (a) A Pre-Tax Contribution Account, to which Pre-Tax Contributions made on the Participant's behalf will be added;

            (b) A Matching Contribution Account, to which Matching Contributions made on the Participant's behalf will be added;

            (c) An After-Tax Contribution Account, to which After-Tax Contributions will be added together with "supplemental contributions" made pursuant to prior Plan provisions;

            (d) A Rollover Account, to which rollover or trust-to-trust transfers made by or on behalf of the Participant will be added;

            (e) An Employee Basic Contribution Account, in which employee basic contributions made pursuant to prior Plan provisions will be held; and

            (f) An Employer Contribution Account, in which employer contributions and employer matching contributions made on the Participant's behalf pursuant to prior Plan provisions will be held.

One or more additional accounts may be established for any Participant or group of similarly situated Participants in connection with the merger of another plan into the Plan, in which case provisions of the Plan applicable solely to such accounts will be set forth on an exhibit to the Plan in accordance with Section 14.5.

4.2 VALUATION AND ACCOUNT ADJUSTMENT. (A) As of the close of business on each Valuation Date, each Participant's Accounts within each investment fund established pursuant to Section 5.1 will be separately adjusted in a uniform and equitable manner to reflect income, expenses, gains and losses of the investment fund, as well as contributions, withdrawals and distributions since the last prior adjustment.

      (B) The Administrator may from time to time cause Participants' Accounts to be adjusted in accordance with Subsection (A) on any interim Valuation Date where the Administrator deems such adjustment to be necessary to prevent inequitable results because of extraordinary increases or decreases in the value of the Fund since the last preceding Valuation Date or other events.

      (C) Notwithstanding any other provision of this section, the portion of a Participant's Accounts invested in Company Stock will be accounted for on the basis of the number of full and fractional shares of Company Stock credited to the Account. Accordingly, except as otherwise provided in the Plan, such portion of a Participant's Accounts will not be separately adjusted for appreciation or depreciation in the value of Company Stock, such appreciation or depreciation being automatically reflected in the fair market value of the shares.

4.3 ADJUSTMENT ACCOUNTING. The adjustments made under Section 4.2 will be set forth in the accounting rendered as of the Valuation Date for which they were made.

4.4 ALLOCATIONS DO NOT CREATE RIGHTS. The fact that amounts are added to the Accounts of a Participant does not vest in the Participant any right, title or interest in or to any portion of the Fund except at the time or times and upon the terms and conditions expressly set forth in the Plan. Notwithstanding any addition to an Account, the issuance of any statement or the distribution of all or any portion of an Account balance, the Administrator may cause the Account to be adjusted to the extent necessary to correct any error in such Account, whether caused by a misapplication of any provision of the Plan or otherwise, and may recover from any distributee the amount of any excess distribution. Any such adjustment will be made within a reasonable time after the error is discovered.

                                  ARTICLE V
                      PARTICIPANT INVESTMENT DIRECTION

5.1  ESTABLISHMENT OF INVESTMENT FUNDS. (A) In order to allow each
Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, an investment fund designated as the BMC Common Stock Fund and three or more separate investment funds of such nature and possessing such characteristics as the Committee may specify from time to time. Each Participant's Accounts will be invested in the investment funds in accordance with Section 5.2. The Committee may, from time to time, establish additional investment funds or eliminate any existing investment fund.

      (B) The BMC Common Stock Fund will be invested primarily and may be invested entirely in shares of Company Stock. The Trustee will retain in a subaccount within the BMC Common Stock Fund such amounts of cash as it determines to be necessary. Shares of Company Stock held in the BMC Common Stock Fund will be voted and tendered and sold by the Trustee in its discretion.

      (C) Notwithstanding any other provision of the Plan to the contrary, the Committee may suspend Participant investment activity (including such activity in connection with withdrawals and distributions) in any or all investment funds, or impose special rules or restrictions of uniform application, for a period determined by the Committee to be necessary in connection with

            (1)   the establishment or termination of any investment fund,

            (2) the receipt by the Trustee from, or transfer by the Trustee to, another trust of account balances pursuant to Section 3.4 or 8.7 in connection with an acquisition or divestiture or otherwise,

            (3)   a change of Trustee or investment manager, or

            (4) such other circumstances determined by the Committee as making such suspension or special rules or restrictions necessary or appropriate.

5.2  INVESTMENT OF ACCOUNT BALANCES.  (A) Subject to Subsections (B) and
(C), all amounts credited to each Participant's Matching Contribution Account will be invested only in the BMC Common Stock Fund and all amounts credited to each other Account of a Participant will be invested only in one or more of the other investment funds maintained pursuant to Section 5.1.

      (B) Notwithstanding Subsection (A), any Participant who has attained age 55 may make a one-time irrevocable investment direction pursuant to which all Matching Contributions credited to his or her Matching Contribution Account after the effective date of such direction (including any amount so credited that relates to Pre-Tax Contributions made with respect to the calendar quarter immediately preceding the effective date of such direction) will be invested in one or more of the investment funds maintained pursuant to Section 5.1 other than the BMC Common Stock Fund. Such direction must be made in accordance with and is subject to Plan Rules and will be effective as of the first day of the calendar quarter that next follows by at least 30 days (or such shorter period as the Administrator may allow) the date on which the Administrator receives a complete and accurate direction from the Participant in form prescribed by Plan Rules. The direction will remain in effect with respect to all of the Participant's future participation in the Plan, whether or not the Participant experiences any period of one or more One-Year Breaks in Service or ceases for any period to be a Participant.

      (C) Notwithstanding Subsection (A), any Participant who has attained age 55 may direct the transfer of a portion of his or her Matching Contribution Account from the BMC Common Stock Fund to one or more of the investment funds maintained pursuant to Section 5.1 other than the BMC Common Stock Fund. Each Participant will be entitled to make a total of four directions pursuant to this Subsection (C) during his or her lifetime. The portion of the Participant's Matching Contribution Account balance to which any such direction relates will be determined by multiplying the number of full and fractional shares of Company Stock credited to such Account as of the Valuation Date coinciding with the effective date of the transfer by a fraction (not to exceed one), the numerator of which will be one, two, three or four, as specified by the Participant, and the denominator of which will be four less the sum of the numerators specified by the Participant for all prior directions. Each direction must be made in accordance with and is subject to Plan Rules and will be effective as of the first day of the calendar quarter that next follows by at least 30 days (or such shorter period as the Administrator may by uniform rule allow) the date on which the Administrator receives a complete and accurate direction from the Participant in a form prescribed by Plan Rules. The amount transferred will be based on the value of the shares of Company Stock as of the Valuation Date coinciding with the effective date of the transfer. If a Participant makes a direction pursuant to this Subsection (C), notwithstanding any other provision of the Plan to the contrary, all Matching Contributions credited to the Participant's Matching Contribution Account after the effective date of such direction (including any amount so credited that relates to Pre-Tax Contributions made with respect to the calendar quarter immediately preceding the effective date of the first such direction) will be invested in one or more of the investment funds maintained pursuant to Section 5.1 other than the BMC Common Stock Fund as directed by the Participant.

      (D) Subject to the provisions of Subsections (A), (B) and (C), in conjunction with his or her enrollment in the Plan, a Participant must direct the manner in which contributions to his or her Accounts will be invested among the investment funds maintained pursuant to Section 5.1. The direction must be made in accordance with and is subject to Plan Rules.

      (E) Subject to Subsections (A), (B) and (C), a Participant may direct a change in the manner in which future contributions credited to his or her Accounts and his or her existing Account balances will be invested among the investment funds maintained pursuant to Section 5.1. The direction must be made in accordance with and is subject to Plan Rules and will apply to both future contributions credited to the Participant's Accounts and to the Participant's existing Account balances. Such a direction will be effective as of the first day of the calendar quarter that next follows by at least 30 days (or such shorter period as the Administrator may allow) the date on which the Administrator receives a complete and accurate direction in form prescribed by Plan Rules.

      (F) Notwithstanding the foregoing provisions of this Section 5.2, contributions made before the end of a month will be invested by the Trustee in short-term investments until the end of that month, at which time the contributions will be invested in the appropriate investment fund or funds in accordance with the terms hereof and the Participants' directions. Any income realized with respect to those short-term investments may first be used in satisfaction of the fees of the Trustee and any investment managers and administrative expenses of the Plan and, to the extent the income exceeds the fees and expenses, if paid by the Trust, the excess will be allocated among the investment funds on a pro rata basis in accordance with the relative values of the funds on the Valuation Date coinciding with or next preceding the last day of that month.

      (G) Plan Rules may impose uniform limitations and restrictions applicable to transfers into and out of specific investment funds.

5.3 BMC COMMON STOCK FUND INVESTMENT LIMIT. Notwithstanding any other provisions of the Plan, the Matching Contribution Account of any Participant who is a Reporting Person will not be invested in the BMC Common Stock Fund to the extent the aggregate fair market value of Company Stock held in the Trust credited to the Matching Contribution Accounts of all Participants who are Reporting Persons equals or exceeds 20 percent of the market value of all securities with a readily ascertainable market value held in the Trust, as determined as of the last day of the preceding Plan Year. To the extent necessary to prevent the foregoing limitation from being exceeded, the Administrator will ratably reduce the extent to which the Matching Contribution Accounts or Matching Contributions are invested in the BMC Common Stock Fund.

5.4 INVESTMENT DIRECTION RESPONSIBILITY RESIDES WITH PARTICIPANTS. Neither any Affiliated Organization, the Administrator, the Committee nor the Trustee has any authority, discretion, responsibility or liability with respect to a Participant's selection of the investment funds or other directed investments in which his or her Account will be invested, the entire authority, discretion and responsibility for, and any results attributable to, the selection being that of the Participant.

5.5 BENEFICIARIES AND ALTERNATE PAYEES. Solely for purposes of this article, the term "Participant" includes the Beneficiary of a deceased Participant and an alternate payee under a qualified domestic relations order within the meaning of Code section 414(p) unless otherwise provided in such order, but only after

            (1) the Administrator has determined the identity of the Beneficiary and the amount of the Account balance to which he or she is entitled in the case of a Beneficiary of a deceased Participant, or

            (2) the Administrator has, in accordance with Plan Rules, made a final determination that the order is a qualified domestic relations order and all rights to contest such determination in a court of competent jurisdiction within the time prescribed by Plan Rules have expired or been exhausted in the case of an alternate payee.

                                  ARTICLE VI
                        WITHDRAWALS DURING EMPLOYMENT

6.1 HARDSHIP WITHDRAWALS FROM PRE-TAX CONTRIBUTION ACCOUNT. (A) Subject to the provisions of Section 6.4, a Participant who is an Employee may withdraw from his or her Pre-Tax Contribution Account an amount not in excess of the portion of his or her Pre-Tax Contribution Account balance consisting of Pre-Tax Contributions. Such withdrawal will be made only if the Administrator determines that the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

      (B) A distribution will be deemed to be made on account of an immediate and heavy financial need only if it is determined by the Administrator to be on account of:

            (1) expenses for medical care, described in Code section 213(d), incurred or to be incurred by the Participant, the Participant's spouse or the Participant's dependent (as described in Code section 152);

            (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

            (3) payment of tuition and related educational expenses for the next year of post-secondary education for the Participant or his or her spouse, child or other dependent; or

            (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on the Participant's principal residence.

      (C) A distribution will be deemed to be necessary to satisfy the immediate and heavy financial need only if the Administrator determines that each of the following requirements is satisfied.

            (1) The distribution is not in excess of the sum of the amount of the immediate and heavy financial need of the Participant plus, if elected by the Participant, the amount necessary to pay any federal, state or local taxes or penalties that the Participant will incur in connection with the distribution, as estimated by the Administrator in accordance with Plan Rules.

            (2) The Participant has received all withdrawals and has taken all nontaxable loans available under the Plan and all other qualified plans maintained by any Affiliated Organization.

            (3) All Pre-Tax Contributions and After-Tax Contributions under this Plan and all elective deferrals and after-tax employee contributions by or on behalf of the Participant under any other qualified or nonqualified plan of deferred compensation maintained by any Affiliated Organization are suspended for a period of 12 months following the date of the distribution.

            (4) For the Participant's taxable year following the taxable year during which he or she received the distribution, the amount of elective deferrals under any qualified plan maintained by any Affiliated Organization (including Pre-Tax Contributions pursuant to the

      Plan) that may be made on the Participant's behalf under Code section 402(g) is reduced by the sum of such elective deferrals made on the Participant's behalf for the taxable year during which he or she received the distribution.

      (D) The Administrator's determination of the existence of a Participant's financial hardship and the amount that may be withdrawn to satisfy the need created by such hardship will be made in accordance with Treasury Regulations, and is final and binding on the Participant. The Administrator may require the Participant to make representations and certifications concerning his or her entitlement to a withdrawal pursuant to this section and is entitled to rely on such representations and certifications unless the Administrator has actual knowledge to the contrary. The Administrator is not obligated to supervise or otherwise verify that amounts withdrawn are applied in the manner specified in the Participant's withdrawal application.

6.2 OTHER WITHDRAWALS FROM PRE-TAX CONTRIBUTION ACCOUNT. Subject to the provisions of Section 6.4, a Participant who is an Employee and has attained age 59-1/2 or who has become Disabled may withdraw all or any portion of the balance of his or her Pre-Tax Contribution Account.

6.3 WITHDRAWALS FROM AFTER-TAX CONTRIBUTION ACCOUNT AND EMPLOYEE BASIC CONTRIBUTION ACCOUNT. (A) Subject to the provisions of Section 6.4, a Participant who is an Employee may withdraw first from his or her After-Tax Contribution Account and second from his or her Employee Basic Contribution Account, an amount not in excess of the portion of such Accounts consisting of his or her contributions to such Accounts. If a Participant makes a withdrawal from his or her After-Tax Contribution Account or his or her Employee Basic Contribution Account, he or she will not be permitted to make any additional After-Tax Contributions for a period of six months after the date of such withdrawal.

      (B) A Participant's After-Tax Contribution Account and Employee Basic Contribution Account balances will be treated as a separate contract under the Plan for purposes of Code section 72(d) and such balances will be separately accounted for in accordance with Treasury Regulations. Insofar as the Plan permitted Participants to effect in-service withdrawals from their After-Tax Contribution Accounts and Employee Basic Contribution Accounts on May 5, 1986, notwithstanding Subsection (A) all withdrawals from such Accounts pursuant to this section will be deemed to be made first from such Participant's investment in the contract as of December 31, 1986 to the extent thereof and, second, from the aforementioned separate section 72(d) contract.

6.4  RULES FOR WITHDRAWALS.

      (A) A withdrawal distribution will be made only upon the Administrator's receipt from the Participant of a complete and accurate written application on a form provided by the Administrator.

      (B) A withdrawal from an particular Account will be made on a pro rata basis among all investment funds in which the Account is invested.

      (C) All withdrawal distributions will be made by check drawn on the Trust as soon as administratively practicable after the Administrator's determination that a Participant is entitled to receive the withdrawal distribution and will be based on the balance of the Participant's Account as of the Valuation Date that last precedes the date of the withdrawal distribution.

      (D) The provisions of Section 8.7(A) apply to any withdrawal distribution after December 31, 1992 that constitutes an eligible rollover distribution within the meaning of Code section 402(c)(4).

6.5  NO WITHDRAWALS FROM OTHER ACCOUNTS.   Except as provided in Section 8.1
in connection with a Participant who attains age 70-1/2 prior to his or her termination of employment, in no case may a Participant make a withdrawal from his or her Matching Contribution Account, Rollover Account or Employer Contribution Account while he or she is an Employee.

                                 ARTICLE VII
                           VESTING AND FORFEITURES

7.1 VESTING. (A) Each Participant, at all times, has a fully vested nonforfeitable interest in his or her Pre-Tax Contribution Account, After-Tax Contribution Account, Rollover Account, Employee Basic Contribution Account and Employer Contribution Account.

      (B) A Participant will acquire a fully vested nonforfeitable interest in his or her Matching Contribution Account upon attaining his or her Normal Retirement Date while he or she is an Employee.

      (C) A Participant will acquire a fully vested nonforfeitable interest in his or her Matching Contribution Account if he or she dies or becomes Disabled while he or she is an Employee.

      (D) A Participant will acquire a fully vested nonforfeitable interest in his or her Matching Contribution Account due upon the Participant's Termination of Employment if the Affiliated Organization, Participating Business Unit, business unit, location or division at which the Participant is employed, permanently ceases operations or is sold or otherwise transferred through sale of stock or of business and assets, in such manner that it no longer is, or is no longer owned by, an Affiliated Organization.

      (E) A Participant will acquire a fully vested nonforfeitable interest in his or her Matching Contribution Account upon a Change in Control with respect to the Company, which for purposes of this subsection means any of the following:

            (1) The sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any Person:

            (2) The approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

            (3) Any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of 50 percent or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

            (4) Individuals who constitute the Company's Board of Directors on January 1, 1994 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 1994 whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will, for purposes of this clause (4), be deemed to be a member of the Incumbent Board; or

            (5) A change in control of a nature that is determined by independent legal counsel to the Company to be required to be reported (assuming such event has not been "previously reported") in response to
      Item 1(a) of the Current Report on Form 8-K, as in effect on January 1, 1994, pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

For purpose of applying the foregoing, the term "Person" means and includes any individual, corporation, partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act, other than the Company, a wholly-owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company or a wholly-owned subsidiary of the Company.

      (F) A Participant whose employment terminates prior to his or her Normal Retirement Date other than by reason of death or becoming Disabled will acquire a vested nonforfeitable interest in his or her Matching Contribution Account to the extent provided in the following schedule:

                                               VESTED
                  YEARS OF VESTING SERVICE    INTEREST
                  ------------------------    --------
                  Less Than One Year              0%
                  One Year                       25%
                  Two Years                      50%
                  Three Years                    75%
                  Four Year or More Years       100%


7.2 FORFEITURE UPON DISTRIBUTION. (A) If the entire vested balance of a Participant's Accounts is distributed not later than the last day of the second Plan Year following the Plan Year during which his or her employment terminates, and if the amount of such distribution was not more than $3500 or the distribution was made with the Participant's consent, the nonvested portion of the Participant's Matching Contribution Account will, at the time of such distribution, be forfeited. A Participant who has no vested interest in his or her Matching Contribution Account at termination of employment will be deemed to have received distribution of the entire vested balance in such Account upon such termination.

      (B) If a Participant described in Subsection (A) (1) received a distribution of less than the entire balance of his or her Accounts, (2) resumes employment with a Participating Employer as a Qualified Employee, and (3) repays to the Trustee the full amount distributed before the earlier of (a) five years following the date of reemployment as a Qualified Employee or (b) the date on which he or she incurs five consecutive One-Year Breaks in Service following the distribution, the amount of any forfeitures pursuant to Subsection (A) will be restored to the Participant's Matching Contribution Account, unadjusted for any change in Fund value occurring after the Valuation Date immediately preceding the distribution. The restoration will be made from forfeitures that arise for the Plan Year for which the restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer with whom the Participant was last employed as a Qualified Employee will contribute the amount required to restore the Account. A Participant described in the last sentence of Subsection (A) who is reemployed prior to incurring five consecutive One Year Breaks in Service following the distribution will be deemed to have repaid his or her deemed distribution upon his or her reemployment as a Qualified Employee.

7.3 OTHER FORFEITURES. (A) Except as provided in Section 7.2, the nonvested portion of a Participant's Matching Contribution Account will continue to be held in a subaccount until the Participant incurs five consecutive One-Year Breaks in Service, at which time the subaccount balance will be forfeited. If the Participant resumes employment with an Affiliated Organization prior to incurring five consecutive One-Year Breaks in Service, the subaccount will be disregarded and its balance will be included in the Participant's Matching Contribution Account balance.

      (B) A Participant's vested interest in his or her Matching Contribution Account balance following a resumption of employment in accordance with the last sentence of Subsection (A) at any given time will not be less than the amount "X" determined by the formula: X = P(AB + (R x D)) - (R x D), where P is the Participant's vested percentage at the time of determination; AB is the Account balance at the time of determination; D is the amount of the distribution; and R is the ratio of the Account balance at the time of determination, to the balance immediately following the distribution.

7.4  REALLOCATION OF FORFEITURES.  All forfeitures occurring under this article in a Plan Year will be applied as of the last day of the Plan Year as follows:

            (1) The forfeitures will first be applied to restore the Matching Contribution Accounts of Participants as provided in Section 7.2(B); and

            (2) Any remaining forfeitures will be applied toward the Matching Contribution obligation of the Participating Employer with whom the Participant whose Matching Contribution Account was forfeited was last employed for the Plan Year or, if necessary, the following Plan Year.

                                 ARTICLE VIII
                        DISTRIBUTIONS AFTER TERMINATION

8.1 TIME AND FORM OF DISTRIBUTION. (A) Following a Participant's termination of employment or earlier attainment of age 70-1/2, the Trustee will distribute to the Participant or, if the Participant has died, to his or her Beneficiary, the vested balance of the Participant's Accounts. The amount of any distribution made in the form of a lump sum payment will be equal to the balance of the Participant's Accounts as of the Valuation Date that coincides with or last precedes the distribution date increased by the amount of any contributions added to the Participant's Accounts and decreased by the amount of any withdrawals, and distribution since such Valuation Date through the date of the distribution. A lump sum distribution may be made in two payments, the first in an amount equal to the vested balance of the Participant's Accounts as of the Valuation Date that last precedes the distribution date and the second in an amount equal to the vested portion of the Accounts attributable to the period after such Valuation Date through the date of the first distribution. The two payments will be considered a single distribution for the purpose of applying clause (1). Subject to the remaining subsections of this Section 8.1 and
Section 8.7, distributions will be made in accordance with the following provisions-

            (1) If the aggregate vested balance of the Participant's Accounts at the time of the distribution is not more than $3500, distribution to the Participant will be made in the form of a lump sum payment as soon as administratively practicable after the Participant's termination of employment. This clause will not apply, however, if the aggregate vested balance of the Participant's Accounts exceeded $3500 at the time of any previous distribution to the Participant.

            (2) If clause (1) does not apply, distribution to the Participant will be made in the form of a lump sum payment or installment payments, as elected by the Participant in accordance with the provisions of this section and Plan Rules, on such date or dates as the Participant specifies following his or her termination of employment; provided, however, that if the Participant has not, prior to the deadline for making a deferral election under Subsection (B), either (a) made an election to receive a lump sum payment or installment payments pursuant to this clause (2) or a deferral election pursuant to Subsection (B) or (b) begun receiving installment payments under Subsection (C)(2), then distribution will be made in the form of a lump sum payment not later than the sixtieth day after the close of the Plan Year during which there occurs the later of the Participant's termination of employment or sixty-fifth birthday.

            (3) If the aggregate vested balance of a Participant's Accounts at the time of his or her death is not more than $3500 (whether or not distribution to the Participant had begun prior to his or her death), distribution to the Participant's Beneficiary will be made, in a lump sum payment, as soon as administratively practicable after the Administrator's receipt of notice of the Participant's death. If the foregoing sentence does not apply, distribution to the Participant's Beneficiary will be made at such time or times and in such manner as the Beneficiary elects in accordance with Subsection (E).

            (4) Distributions will be made in the form of a check drawn on the Trust; provided, that at the election of a Participant or Beneficiary of a deceased Participant, distribution of the vested portion of a Matching Contribution Account balance invested in

      Company Stock may be distributed in the form of full shares of Company Stock and cash in lieu of any fractional share.

      (B) Subject to the provisions of the other subsections of this section, a Participant described in Subsection (A)(2) may elect to defer commencement of his or her distribution under the Plan by providing the Administrator a written, signed statement indicating whether the benefit will be paid in the form of a lump sum or installment payments and specifying the date on which the payment is to be made or commence, provided such date may not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Such deferral election must be provided not later than the thirtieth day (or such later date as Plan Rules may allow) after the close of the Plan Year during which there occurs the later of the Participant's termination of employment or sixty-fifth birthday. Plan Rules may permit a Participant to modify any such election in any manner determined by the Committee to be consistent with Code section 401(a)(14) and Treasury Regulations thereunder and the other provisions of this section.

      (C) Notwithstanding any other provision of this section, if a Participant remains employed following the calendar year in which he or she attains age 70-1/2, distribution will be made or commence on April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2,

            (1) for a Participant described in Subsection (A)(1), in the form of a lump sum, and amounts subsequently credited to the Accounts of such Participant will be distributed not later than the last day of the Plan Year following the Plan Year with respect to which such amounts are credited, except that, any balance in the Participant's Accounts as of the last day of the Plan Year during which the Participant terminated employment will be distributed within 60 days after the end of such Plan Year, and

            (2) for a Participant described in Subsection (A)(2) who has not previously elected (in accordance with Plan Rules) to receive a lump sum payment or installment payments, in the form of annual installment payments over the Participant's life expectancy or if applicable, the life expectancy of the Participant and his or her Beneficiary or Beneficiaries in accordance with the provisions of Code section 401(a)(9) and applicable Treasury Regulations, and any amount remaining in the Participant's Accounts on the date on which he or she terminates employment will be distributed to the Participant or, if the Participant has died, to his or her Beneficiary, in accordance with the other provisions of this section.

      (D) If a distribution is to be made in installments, such installments will be substantially equal in amount and paid on a monthly, quarterly or annual basis, for a period not extending beyond either the Participant's life expectancy or the life expectancy of the Participant and the Participant's Beneficiary; and, if the Participant's Beneficiary is not the Participant's spouse, the period over which such payments are to be made will be determined by reference to the applicable table of joint life expectancies set forth in Treasury Regulation section 1.401(a)(9)-2. Prior to April 1 of the calendar year following the calendar year during which the Participant attains age 70-1/2, the Participant may elect, in writing to the Administrator, whether the life expectancies for the Participant and the Participant's spouse are to be recalculated on an annual basis for purposes of determining the amount of each installment payment hereunder. Any such election will become irrevocable as of the date specified above. If no such election is made, the life expectancies of the Participant and the Participant's spouse will be recalculated on an annual basis.

      (E) If a Participant dies before receiving the full amount to which he or she is entitled, the amount remaining will be distributed to the Participant's Beneficiary at such time or times and in such manner as the Beneficiary elects, subject, however to the following rules -

            (1) If the Participant dies after April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, the distribution will be made to the Beneficiary at a rate that would result in the benefit being distributed at least as rapidly as if distribution were made at the same rate as was in effect immediately prior to the Participant's death.

            (2) If the Participant dies before April 1 of the calendar year following the calendar year during which he or she attains age 70-1/2, the distribution will, at the Beneficiary's election, be made either -

                  (a) in the form of a lump sum payment no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death, or

                  (b) in installments, commencing no later than December 31 of the calendar year immediately following the calendar year in which the Participant died (unless the Beneficiary is the Participant's spouse, in which case payments will begin no later than the later of the date specified above or December 31 of the calendar year in which the Participant would have attained age 70-1/2 had he or she lived), and being paid over a period not exceeding the Beneficiary's remaining life expectancy (as determined on the basis of the Beneficiary's age as of the date on which payments are required to commence under this clause (2) and, if the Beneficiary is the Participant's spouse, as redetermined on an annual basis).

A Beneficiary's election with respect to whether clause (2) (a) or (b) above will apply to distributions of any amount remaining at the Participant's death must be made no later than the earlier of the dates set forth in clause 2(a) and
(b), and is irrevocable following such date. If the Beneficiary fails to make an election under clause (2), distribution will be made in the manner set forth at clause (2) (a). If the Participant's spouse is the Beneficiary and dies after the Participant's death but before distributions to such spouse have commenced, the foregoing rules will be applied as if the surviving spouse were the Participant, including the substitution of the surviving spouse's date of death for the Participant's date of death; provided that the alternative commencement date in clause (2)(b) relating to the date on which the Participant would have attained age 70-1/2 had he or she lived will not be available.

      (F) Notwithstanding any other provision of the Plan to the contrary, distributions will be made in accordance with Treasury Regulations issued under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) take precedence over any distribution options that are inconsistent with Code section 401(a)(9).

8.2 BENEFICIARY DESIGNATION. (A) (1) Each Participant may designate, on a form provided by the Administrator, one or more persons to be primary Beneficiaries or alternative Beneficiaries for all or a specified fractional part of his or her aggregate Accounts and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. Except as provided in Subsection (B), no such change or revocation will require the consent of any person.

            (2)   If a Participant

                  (a)   fails to designate a Beneficiary, or

                  (b) revokes a Beneficiary designation without naming another Beneficiary, or

                  (c) designates as Beneficiaries one or more persons none of whom survives the Participant,

      for all or any portion of the Participant's Accounts, such Accounts or portion will be distributed to the first class of the following classes of automatic Beneficiaries that includes a member surviving the Participant:

                  Participant's spouse;
                  Participant's issue, per stirpes and not per capita; Participant's parents;
                  Participant's brothers and sisters;
                  Representative of Participant's estate.

            (3) When used in this section and, unless the designation otherwise specifies, when used in a Beneficiary designation: the term "per stirpes" means in equal shares among living children and the issue (taken collectively) of each deceased child, with such issue taking by right of representation; "children" means issue of the first generation; and "issue" means all persons who are descended from the person referred to, either by legitimate birth or legal adoption. The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, will become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary, any remaining payments will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant will be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

      (B) Notwithstanding Subsection (A), no designation of a Beneficiary other than the Participant's spouse will be effective unless such spouse consents to the designation. Any such consent will be effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

8.3 ASSIGNMENT, ALIENATION OF BENEFITS. (A) Except as required under a qualified domestic relations order or by the terms of any loan from the Trust, no benefit under the Plan may in any manner be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so will be void. No benefit under the Plan may in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

      (B) To the extent provided in a qualified domestic relations order, distribution of benefits assigned to an alternate payee by such order may be distributed to the alternate payee prior to the Participant's earliest retirement age in the form of a lump sum payment. The terms "qualified domestic relations order," "alternate payee" and "earliest retirement age" have the meanings given in Code section 414(p).

8.4 PAYMENT IN EVENT OF INCAPACITY. If any person entitled to receive any payment under the Plan is physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Administrator in his or her discretion may (but is not required to) cause any sum otherwise payable to such person to be paid to any one or more as may be chosen by the Administrator from the following: the Beneficiaries, if any, designated by such person, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state or such person's spouse, children, parents or other relatives by blood or marriage. Any such payment completely discharges all liability under the Plan to the extent of the payment.

8.5 PAYMENT SATISFIES CLAIMS. Any payment to or for the benefit of any Participant, legal representative or Beneficiary in accordance with the provisions of the Plan will, to the extent of such payment, be in full satisfaction of all claims against the Trustee, the Administrator and all Affiliated Organizations, any of whom may require the payee to execute a receipted release as a condition precedent to such payment.

8.6 DISPOSITION IF DISTRIBUTEE CANNOT BE LOCATED. If the Administrator is unable to locate a Participant or Beneficiary to whom a distribution is due, the Participant's Accounts will continue to be held in the Fund until such time as the Administrator has located the Participant or Beneficiary or the Participant or Beneficiary makes a proper claim for the benefit, as the case may be; provided, that, any Accounts not claimed within the period prescribed by applicable escheat laws will be paid to such governmental authorities, in such manner, as is specified in such laws.

8.7 DIRECT ROLLOVERS AND TRANSFERS. (A) To the extent a distribution after December 31, 1992, is an "eligible rollover distribution," within the meaning of Code section 402(c)(4), the Administrator will, if so instructed by the distributee in accordance with Plan Rules, direct the Trustee to make the distribution to an "eligible retirement plan," within the meaning of Code section 402(c)(8). The foregoing provision will not apply (1) if the aggregate taxable distributions to be made to the distributee during the calendar year are less than $200, or (2) if less than the entire taxable amount of the distribution is to be distributed to the eligible retirement plan, and the amount to be distributed to the eligible retirement plan is less than $500.

      (B) The Administrator may, in conjunction with the sale of all or a portion of a business operation of an Affiliated Organization, direct the Trustee to transfer the balance of any or all of the Accounts of a Participant who is employed with the purchaser of such business operation or an affiliate thereof, to the trustee of a plan sponsored by such purchaser or affiliate, provided

            (1)   the other plan is qualified under Code section 401(a),

            (2) the other plan satisfies the withdrawal requirements set forth in Code section 401(k) with respect to the transferred Accounts to which such requirements are applicable, and

            (3)   the trustee is willing to accept such transfer.

                                  ARTICLE IX
                           CONTRIBUTION LIMITATIONS

9.1  PRE-TAX CONTRIBUTION DOLLAR LIMITATION.  The aggregate amount of
Pre-Tax Contributions and other "elective deferrals" (within the meaning of the Code section 402(g)(3)) under any other qualified plan maintained by any Affiliated Organization with respect to a Participant for any taxable year of the Participant may not exceed $7000 (automatically adjusted for increases in the cost of living in accordance with Treasury Regulations). The limitation for any Participant who received a hardship distribution under Section 6.1 will, for the year following the year in which such distribution was made, be reduced as provided in Section 6.1(C)(4). If the foregoing limitation is exceeded for any taxable year of the Participant, the Participant will be deemed to have notified the Administrator of such excess and the amount of Pre-Tax Contributions in excess of the limitation, increased by Fund earnings or decreased by Fund losses attributable to the excess determined in accordance with Section 9.5, will be distributed to the Participant. Such distribution may be made at any time after the excess contributions are received, but not later than April 15 of the taxable year following the taxable year to which such limitation relates. The amount distributed to a Participant who has made elective deferrals for the taxable year other than pursuant to Section 3.1 will, to the extent of such other elective deferrals, be determined in accordance with written allocation instructions received by the Administrator from the Participant not later than March 1 of the taxable year following the taxable year with respect to which the Pre-Tax Contributions were made.

9.2  ACTUAL DEFERRAL PERCENTAGE LIMITATIONS.   (A)  Notwithstanding Section
3.1, for any Plan Year, Pre-Tax Contributions may be made on behalf of Active Participants who are Highly Compensated Employees only if the requirements of Code section 401(k)(3), as set forth in Subsection (B) are satisfied. To the extent deemed necessary by the Administrator in order to comply with such requirements, the Administrator may, in accordance with Plan Rules, prospectively decrease the rate at which a Participant's Compensation will be reduced.

      (B)   (1)   The requirements of Code section 401(k)(3) will be satisfied for any Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code section 410(b)(1) with respect to "eligible employees" and either of the following tests.

                  (a) The "actual deferral percentage" for eligible employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage for all other eligible employees, multiplied by one and one-quarter.

                  (b) The excess of the actual deferral percentage for eligible employees who are Highly Compensated Employees over the actual deferral percentage for all other eligible employees is not more than two percentage points and the actual deferral percentage for eligible employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage of all other eligible employees, multiplied by two.

            (2)   For purposes of this section,

                  (a) "eligible employee" means an Active Participant who is eligible to have Pre-Tax Contributions made on his or her behalf for the Plan Year in question or would be so eligible but for a suspension imposed under Section 6.1(C)(3); and

                  (b) "actual deferral percentage," with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the amount of Pre-Tax Contributions made on behalf of the eligible employee for the Plan Year, to the eligible employee's Testing Wages for the Plan Year, or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules. In computing the actual deferral percentage, the following rules apply.

                        (i) If aggregation of Pre-Tax Contributions and Testing Wages is required under Sections 12.21(C) and 12.39(C), the actual deferral percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual deferral percentage determined for the group of all eligible family members, treating such group as a single eligible employee.

                       (ii) If any eligible employee is required to be aggregated with more than one family group under Section 12.21(C), all the groups with which such eligible employee is aggregated will be treated as a single family group.

                      (iii) Any Pre-Tax Contributions made on behalf of an eligible employee who is not a Highly Compensated Employee that are in excess of the limitation of Section 9.1 will be excluded.

                       (iv) Any Pre-Tax Contributions that are distributed to the eligible employee pursuant to Section 9.6(C) will be excluded.

                        (v) Except as otherwise provided in Treasury Regulations, Pre-Tax Contributions taken into account in determining the actual contribution percentage under Section 9.3(B)(2) will be excluded.

                       (vi) To the extent determined by the Administrator, all or any portion of the Matching Contribution for the Plan Year credited to a subaccount in accordance with Section 3.5 or Subsection (D) will be included.

                      (vii) Elective contributions under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included.

                     (viii) To the extent required by Treasury Regulations, elective contributions made under any other cash or deferred arrangement of any Affiliated Organization on behalf of any eligible employee who is a Highly Compensated Employee will be included.

      (C) If, for any Plan Year, the requirements of Subsection (B) are not satisfied, the Administrator will determine the amount by which Pre-Tax Contributions made on behalf of each eligible employee who is a Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (B). The determination will be made by successively decreasing the rate of Compensation reductions for Highly Compensated Employees who, during the Plan Year, had the greatest percentage of Compensation reductions made on their behalf, to the next lower percentage, then again decreasing the percentage of such Highly Compensated Employees' Compensation reductions, together with the percentage of Compensation reductions of such Highly Compensated Employees who were already at such lower percentage, to the next lower percentage, and continuing such procedure for as many percentage decreases as the Administrator deems necessary. The Administrator may, in his or her discretion, make such reductions in any amount, in lieu of one percent increments.

      (D) At such time as the Administrator specifies following the last day of the Plan Year for which the determination described in Subsection (C) is made, but in no case later than the last day of the following Plan Year, the excess determined pursuant to Subsection (C) will be corrected by taking any one or more of the following steps.

            (1) The amount of excess Pre-Tax Contributions so determined, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be returned to each such Highly Compensated Employee. The amount to be returned pursuant to the foregoing sentence with respect to any Plan Year will be reduced by the portion of the amount, if any, distributed pursuant to Section 9.1 that is attributable to Pre-Tax Contributions that relate to such Plan Year, determined by assuming that Pre-Tax Contributions in excess of the limitation described in Section 9.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.

            (2) All or any portion of the Matching Contribution for the Plan Year will be transferred to a subaccount of the type described in Section
      3.5 for any similarly situated group of eligible employees.

            (3) The Participating Employer will make an additional contribution for the Plan Year pursuant to Section 3.5.

      (E) Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual deferral percentage is determined under Subsection (B)(2)(b)(i) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of Pre-Tax Contributions made on behalf of each with respect to the Plan Year.

      (F) To the extent required or permitted by Treasury Regulations, the Administrator will or may, as the case may be, apply the limitations described in this section separately to each group of eligible employees who are included in a unit of employees covered by a collective bargaining agreement and those who are not included or are included in a different unit.

9.3  ACTUAL CONTRIBUTION PERCENTAGE LIMITATIONS.  (A) Notwithstanding
Section 3.2, for any Plan Year, Matching Contributions may be made on behalf of and After-Tax Contributions may be made by Active Participants who are Highly Compensated Employees with respect to that Plan Year only to the extent that either of the following tests is satisfied.

            (1) The "actual contribution percentage" for "eligible employees" who are Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible employees, multiplied by one and one-quarter.

            (2) The excess of the actual contribution percentage for eligible employees who are Highly Compensated Employees over the actual contribution percentage for all other eligible employees is not more than two percentage points and the actual contribution percentage for Highly Compensated Employees is not more than the product of the actual contribution percentage for all other eligible employees, multiplied by two.

      (B)   For purposes of this section,

            (1) "eligible employee" means an Active Participant who is eligible to make After-Tax Contributions (or would be eligible but for a suspension imposed under Section 6.1(C)(3)) or to have Matching Contributions made on his or her behalf for the Plan Year in question (or would be eligible if he or she had elected to make Pre-Tax Contributions for such Plan Year), and

            (2) the "actual contribution percentage" with respect to either of the two groups of eligible employees referenced above, is the average of the ratios, calculated separately for each eligible employee in the particular group, of the aggregate amount of Matching Contributions made on behalf of the eligible employee for the Plan Year, and After-Tax Contributions made by the eligible employee for the Plan Year, to the eligible employee's Testing Wages for the Plan Year, or the portion of the Plan Year during which he or she was an eligible employee, as specified in Plan Rules. In computing the "actual contribution percentage" the following rules apply.

                  (a) If aggregation of Matching Contributions and Testing Wages is required under Sections 12.21(C) and 12.39(C), the actual contribution percentage of the Highly Compensated Employee to whom the aggregate amounts are attributed is the actual contribution percentage determined for the group of all eligible family members, treating such group as a single eligible employee.

                  (b) If any eligible employee is required to be aggregated with more than one family group under Section 12.21(C), all the groups with which such eligible employee is aggregated will be treated as a single family group.

                  (c) Except as otherwise provided in Treasury Regulations, Matching Contributions taken into account in determining the actual deferral percentage under Section 9.2(B)(2)(b) will be excluded.

                  (d) Matching Contributions taken into account for purposes of the minimum contribution required by Section 14.3(A) will be excluded.

                  (e) Any Matching Contributions forfeited pursuant to Section 9.6(C) will be excluded.

                  (f) To the extent determined by the Administrator, all or any portion of the Pre-Tax Contributions for the Plan Year on behalf of eligible employees will be included.

                  (g) Matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be included.

                  (h) To the extent required by Treasury Regulations, matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other qualified plan of any Affiliated Organization on behalf of or by any eligible employee who is a Highly Compensated Employee will be included.

      (C) If, for any Plan Year, the requirements of Subsection (A) are not satisfied, the Administrator will determine the amount by which After-Tax Contributions made by each Highly Compensated Employee for the Plan Year and, if necessary, Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceed the permissible amount as determined under Subsection (A), such determination being made in accordance with the procedure described in Section 9.2(C) with respect to reductions of Compensation.

      (D) At such time as the Administrator specifies on or following the last day of the Plan Year for which the determination described in Subsection (C) is made, but in no case later than the last day of the following Plan Year, the excess determined pursuant to Subsection (C) will be corrected by taking either or both of the following steps.

            (1) The amount of excess After-Tax Contributions and Matching Contributions so determined with respect to each Highly Compensated Employee, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 9.5, will be distributed to such Highly Compensated Employee; provided however, that to the extent the excess Matching Contributions would not be fully vested if retained in the Plan, such excess will be forfeited rather than distributed, and any such forfeitures will be applied as provided in
      Section 3.2(C).

            (2) The Participating Employer will make an additional Matching Contribution for the Plan Year pursuant to Section 3.5.

      (E) Any excess amount determined under Subsection (C) for a Highly Compensated Employee whose actual contribution percentage is determined under Subsection (B)(2)(a) will be allocated among all persons whose contributions are aggregated to determine such percentage in proportion to the amount of After-Tax Contributions and Matching Contributions made on behalf of each with respect to the Plan Year.

      (F) To the extent provided in Treasury Regulations, the limitations described in this section do not apply to any group of eligible employees who are included in a unit of Employees covered by a collective bargaining agreement.

9.4 MULTIPLE USE LIMITATION. (A) This section applies for any Plan Year for which the sum of the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for eligible employees who are Highly Compensated Employees plus the actual contribution percentage, as determined under Section 9.3(B)(2), for eligible employees who are Highly Compensated Employees, exceeds the "aggregate limit." For purposes of this subsection, the aggregate limit is the greater of:

            (1)   The sum of:

                  (a) the product of one and one-quarter, multiplied by the greater of:

                        (i) the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible employees who are not Highly Compensated Employees, or

                        (ii) the actual contribution percentage, as determined under Section 9.3(B)(2), for the Plan Year for eligible employees who are not Highly Compensated Employees;

                  plus

                  (b) the sum of two percentage points plus the lesser of the actual deferral percentage determined under item (i) of clause (a) above or the actual contribution percentage determined under item
            (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage;

      or

            (2)   The sum of:

                  (a) the product of one and one-quarter, multiplied by the lesser of:

                        (i) the actual deferral percentage, as determined under Section 9.2(B)(2)(b), for the Plan Year for eligible employees who are not Highly Compensated Employees, or

                        (ii) the actual contribution percentage, as determined under Section 9.3(B)(2), for the Plan Year for eligible employees who are not Highly Compensated Employees;

                  plus

                  (b) the sum of two percentage points plus the greater of the actual deferral percentage determined under item (i) of clause (a) above or the actual contribution percentage determined under item
            (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage.

      (B) If, for any Plan Year, the calculations under Subsection (A) require that this section be applied, the Administrator will determine the amount by which After-Tax Contributions made by, and Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year causes the excess amount determined under Subsection (A), such determination being made in accordance with the provisions of Section 9.3(C). At such time as the Administrator specifies on or following the last day of the Plan Year for which such determination is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the steps described in Sections 9.2(D) and 9.3(D).

      (C) To the extent provided in Treasury Regulations, the limitations described in this section do not apply to any group of eligible employees who are included in a unit of employees covered by a collective bargaining agreement.

9.5  EARNINGS ON EXCESS CONTRIBUTIONS.   The amount of Fund earnings or
losses with respect to the excess amount of contributions returned to a Highly Compensated Employee pursuant to the foregoing provisions of this article is an amount equal to the product of the total earnings or losses for the Participant's Account to which the excess contributions were credited for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant's behalf to such Account for the Plan Year, and the denominator of which is the closing balance of such Account for the Plan Year, decreased by the amount of earnings credited to that Account, or increased by the amount of losses debited to that Account, for the Plan Year.

9.6 AGGREGATE DEFINED CONTRIBUTION LIMITATIONS. (A) Notwithstanding any contrary provisions of this Plan, there will not be allocated to any Participant's Accounts for a Plan Year any amount that would cause the aggregate "annual additions," with respect to the Participant for the Plan Year to exceed the lesser of:

            (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins); and

            (2) 25 percent of the Participant's Section 415 Wages for the Plan Year.

      (B) For purposes of Subsection (A), the "annual additions" with respect to a Participant for a Plan Year are the sum of -

            (1) the aggregate amount of Pre-Tax Contributions, Matching Contributions and After-Tax Contributions allocated to the Participant's Accounts under the Plan for the Plan Year (including any Pre-Tax Contributions, Matching Contributions and After-Tax Contributions that are distributed or forfeited pursuant to Section 9.2, 9.3 or 9.4 but excluding any Pre-Tax Contributions in excess of the limitation of Section 9.1 that are distributed to the Participant by the April 15 following the Plan Year to which such contributions relate) and employer contributions, employee contributions and forfeitures allocated to the Participant's accounts under any other qualified defined contribution plan maintained by any Affiliated Organization for the Plan Year; plus

            (2) the amount, if any, attributable to post-retirement medical benefits that is allocated to a separate account for the Participant as a "key employee" (as defined in Section 14.3(C)), to the extent required under Code section 419A(d)(1).

      (C) (1) If the Administrator, in his or her discretion, determines that the limitation under Subsection (A) may otherwise be exceeded for a Plan Year, to the extent necessary to prevent such excess from occurring, the amount of a Participant's After-Tax Contributions and Pre-Tax Contributions will be prospectively reduced.

            (2) If a further reduction of contributions is required, the amount of the supplemental Matching Contribution that would otherwise be allocated to the Participant's Matching Contribution Account pursuant to
      Section 3.2(A)(2) will be reduced and the aggregate amount of the supplemental Matching Contribution for the Plan Year will be reduced by the same amount.

            (3) If, in spite of such reductions and as a result of reasonable error in estimating the amount of the Participant's Compensation, After-Tax Contributions, other elective deferrals within the meaning of Code section 402(g)(3) or Section 415 Wages for the Plan Year, the limitation would otherwise by exceeded, then, to the extent required to prevent such excess,

                  (a) the amount of After-Tax Contributions made by the Participant for the Plan Year, together with earnings on such contributions, will be returned to the Participant, then

                  (b) the amount of Pre-Tax Contributions made on behalf of the Participant for the Plan Year, together with earnings on such contributions, will be distributed to the Participant and any Matching Contributions attributable to the amount so distributed, together with earnings on such contributions, will be forfeited and applied as provided in Section 3.2(C).

9.7 AGGREGATE DEFINED CONTRIBUTION/DEFINED BENEFIT LIMITATIONS. (A) In no event will the amount of a Participant's annual additions under the Plan exceed an amount that would cause the decimal equivalent of the sum of the "defined benefit fraction" plus the "defined contribution fraction" to exceed one.

      (B) The "defined benefit fraction" is a fraction, the numerator of which is the Participant's aggregate projected annual benefit under all qualified defined benefit pension plans maintained by any Affiliated Organization (determined as of the end of the Plan Year), and the denominator of which is the lesser of:

            (1) 125 percent of the maximum dollar benefit limitation in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins; and

            (2) 140 percent of the average Section 415 Wages of the Participant during the three consecutive Plan Years during which he or she was a Participant in any such defined benefit pension plan that produce the highest average.

      (C) The "defined contribution fraction" is a fraction, the numerator of which is the sum of the annual additions with respect to the Participant for the Plan Year under this Plan and any other qualified defined contribution plans maintained by an Affiliated Organization, determined in the manner described in
Section 9.6, and the denominator of which is the aggregate of the lesser of:

            (1) 125 percent of the maximum annual addition dollar limit in effect under Code section 415(c)(1)(A) for the calendar year during which the Plan Year in question begins; and

            (2) 140 percent of 25 percent of the Participant's Section 415 Wages for the Plan Year,

applied for all years during which the Participant was an Employee, without regard to whether there was a qualified defined contribution plan in effect during all such years.

      (D) If the annual additions that would otherwise be made with respect to a Participant for a Plan Year would cause the limitation of Subsection (A) to be exceeded, the Participant's benefit under one or more qualified defined benefit pension plans maintained by an Affiliated Organization will, to the extent provided in such plans, be reduced to the extent necessary to prevent such excess from occurring, and, if a sufficient reduction cannot be made under such plans, the provisions of Section 9.6(C) will be applied to reduce the amount of the annual additions to the Participant's Accounts under this Plan for such Plan Year to the extent necessary to prevent such excess.

9.8 ADMINISTRATOR'S DISCRETION. Notwithstanding the foregoing provisions of this article, the Administrator may, in his or her discretion, apply the provisions of Sections 9.1 through 9.7 in any manner permitted by Treasury Regulations that will cause the Plan to satisfy the limitations of the Code incorporated in such sections, and the Administrator's good faith application of Treasury Regulations will be binding on all Participants and Beneficiaries.

                                  ARTICLE X
                                SERVICE RULES

10.1 COMPUTATION PERIOD.  The "Computation Period" is -

            (a) for the purpose of determining whether an Employee has satisfied the eligibility service requirement described in Section 2.1(A)(3), the 12-month period commencing with the date on which he or she first completes an Hour of Actual Service and, thereafter, Plan Years, commencing with the Plan Year that includes the first anniversary of such date; and

            (b) for the purpose of determining the extent of an Employee's Vesting Service, Plan Years.

If an Employee who terminates employment before satisfying the eligibility service requirement described in Section 2.1(A)(3) again becomes an Employee after the end of the Computation Period of the type specified in clause (a) during which he or she terminated employment, his or her previous service will be disregarded in determining his or her new Computation Period pursuant to clause (a).

10.2 VESTING SERVICE. (A) The term "Vesting Service" with respect to an Employee means the sum of:

            (1) for service prior to January 1, 1976, the Employee's continuous period of employment from his or her most recent hire date by an Affiliated Organization to January 1, 1976; plus

            (2) for service on and after January 1, 1976, the aggregate number of Computation Periods commencing on and after such date, during each of which the Employee completes at least 1000 Hours of Service.

      (B) In addition, for each Employee who was employed with Electronics Stamping Corporation on September 1, 1981, Vesting Service will also include the sum of:

            (1)   for service prior to 1981, the number of years under clauses
      (1) and (2) of Subsection (A), while he or she was employed with Electronics Stamping Corporation; plus

            (2)   for 1981, one year (but no more) if he or she either -

                  (a) completed at least 1000 hours of service with Electronics Stamping Corporation during the period commencing on November 1, 1980 and ending on October 31, 1981, or

                  (b) completed at least 1000 hours of service in the aggregate with Electronics Stamping Corporation and/or any Affiliated Organization, during 1981.

10.3 HOUR OF SERVICE. (A) Subject to the remaining subsections of this section, the term "Hour of Service," with respect to an Employee, includes and is limited to -

            (1) each "Hour of Actual Service," which is an hour for which the Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Organization;

            (2) each hour for which the Employee is paid, or entitled to payment, by an Affiliated Organization on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness (including disability), layoff, jury duty, military duty or leave of absence;

            (3) each hour for which the Employee is not paid or entitled to payment but which is required by federal law to be credited to the Employee; and

            (4) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Organization; provided, first, that Hours of Service taken into account under clause (1) or (2) will not also be taken into account under this clause (4); and second, that Hours of Service taken into account under this clause (4) that relate to periods specified in clause (2) will be subject to the rules under Subsection (B).

      (B) The following rules will apply for purposes of determining the Hours of Service completed by an Employee under Subsection (A)(2):

            (1) No more than 501 hours will be credited to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period).

            (2) No more than the number of hours regularly scheduled for the performance of duties for the period during which no duties are performed will be credited to the Employee for such period.

            (3) The Employee will not be credited with hours for which payments are made or due under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws, or for which payments are made solely to reimburse medical or medically related expenses.

            (4) A payment will be deemed to be made by or due from an Affiliated Organization, regardless of whether such payment is made by or due from the Affiliated Organization directly or indirectly through a trust fund or insurer to which the Affiliated Organization contributes or pays premiums.

            (5) If the payment made or due is calculated on the basis of units of time, the number of Hours of Service to be credited will be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; provided, that, if such a payment is made to an Employee described in Subsection (D)(1), the number of Hours of Service to be credited will be the number of equivalent hours determined under Subsection (D)(1) that are included in the units of time on the basis of which the payment is calculated.

            (6) If the payment made or due is not calculated on the basis of units of time, the number of Hours of Service to be credited will be equal to the amount of the payment, divided by the Employee's most recent hourly rate of compensation before the period during which no duties are performed.

      (C)   Hours of Service will be credited -

            (1)   in the case of Hours of Service described in Subsection
      (A)(1), to the Computation Period in which the duties are performed;

            (2)   in the case of Hours of Service described in Subsection
      (A)(2), to the Computation Period or Periods in which the period during which no duties are performed occurs; provided, that, if the payment is not calculated on the basis of units of time, the Hours of Service will not be allocated between more than the first two Computation Periods of such period;

            (3)   in the case of Hours of Service described in Subsection
      (A)(3), to the Computation Period or Periods determined by the Administrator in accordance with the applicable federal law; and

            (4)   in the case of Hours of Service described in Subsection
      (A)(4), to the Computation Period or Periods to which the award or agreement for back pay pertains.

      (D) For purposes of determining the number of Hours of Service completed by an Employee during a particular period of time -

            (1) an Employee who is not subject to the overtime provisions of the Fair Labor Standards Act of 1938, as from time to time amended, will be credited with 45 Hours of Service for each seven consecutive days, or fraction thereof, during which he or she completes at least one Hour of Service;

            (2) each other Employee will be credited with the number of Hours of Service that he or she completes during such period.

      (E) Notwithstanding the foregoing provisions of this section, an individual will be credited with the number of Hours of Service he or she completes, determined in the manner specified in Subsections (A) through (E),

            (1) while, although not an Employee, he or she is considered to be a "leased employee" of an Affiliated Organization or of a "related person" (within the meaning of Code sections 414(n)(2) and 144(a)(3)), respectively, and

            (2) with any other organization to the extent such Hours of Service are required to be taken into account pursuant to Treasury Regulations under Code section 414(o).

10.4 ONE-YEAR BREAK IN SERVICE. An Employee will incur a "One-Year Break in Service" if the Employee fails to complete more than 500 Hours of Service during a Computation Period; provided, that, for purposes only of determining whether an Employee has incurred such a One-Year Break in Service, in addition to Hours of Service credited under Section 10.4, there will be taken into account the number of Hours of Service that otherwise would have been credited to the Employee, or, if the number of such hours of service cannot be determined, eight hours of service for each day on which the Employee would have otherwise performed services for an Affiliated Organization, during an authorized leave of absence, while still employed with the Affiliated Organization, due to -

            (a)   the Employee's pregnancy,

            (b)   the birth of the Employee's child,

            (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

            (d) the Employee's caring for such child for a period beginning immediately following such birth or placement;

provided, first, that the total number of such additional Hours of Service taken into account by reason of any such absence will not exceed 501; second, that, if the Employee would be prevented from incurring a One-Year Break in Service for the Computation Period in which such absence commenced solely because the additional Hours of Service are so credited, such Hours of Service will be credited only to such Computation Period or, if a One-Year Break in Service for such Computation Period would not be so prevented, such additional Hours of Service will be credited to the Computation Period following the Computation Period during which such absence commenced; and third, that, notwithstanding the foregoing, no such additional Hours of Service will be credited unless the Employee furnishes to the Administrator, on a timely basis, such information as the Administrator reasonably requires in order to establish the number of days during which the Employee was absent for one of the reasons set forth at items
(a) through (d). In addition, an Employee will be credited with Hours of Service for the purpose of determining whether he or she has incurred a One-Year Break in Service to the extent required by the Family and Medical Leave Act of 1993.

10.5 PRE-ACQUISITION SERVICE.   Service with an Affiliated Organization
prior to the date on which it became an Affiliated Organization (or, with another entity prior to the acquisition of such entity's business or assets by an Affiliated Organization) will be taken into account under this Plan only if, to the extent and for the purposes, provided in any agreement pursuant to which it became an Affiliated Organization (or such business or assets were acquired) or as provided by resolution of the Company's Board. If such Hours of Service are to be taken into account, unless otherwise specifically provided in such agreement or resolution, such Hours of Service will be determined in accordance with the provisions of this article. If less than the entire period of employment with an Affiliated Organization prior to its becoming such (or with another entity prior to the acquisition of its business or assets) is to be taken into account, the extent to which such period of employment is to be taken into account will be specified in an exhibit to the Plan.

                                 ARTICLE XI
                     ADOPTION, AMENDMENT AND TERMINATION

11.1 ADOPTION BY AFFILIATED ORGANIZATIONS. An Affiliated Organization may adopt this Plan and become a Participating Employer with the prior approval of the Committee by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan. Any adoption of the Plan by an Affiliated Organization, however, must either be authorized by the Company's Board in advance or be ratified by such Board prior to the end of the fiscal year of such Affiliated Organization in which it adopts the Plan.

11.2 AUTHORITY TO AMEND AND PROCEDURE. (A) The Company reserves the right to amend the Plan at any time, to any extent that it may deem advisable. Each amendment will be stated in a written instrument, approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President or its Director of Compensation and Benefits and attested by the Secretary or Assistant Secretary. On and after the effective date of the amendment, all interested parties will be bound by the amendment; provided, first, that no amendment will increase the duties or liabilities of the Trustee without its written consent; and, second, that no amendment will have any retroactive effect so as to deprive any Participant, or any Beneficiary of a deceased Participant, of any benefit already accrued or vested or of any option with respect to the form of such benefit that is protected by Code section 411(d)(6), except that any amendment that is required to conform the Plan with government regulations so as to qualify the Trust for income tax exemption may be made retroactively to the Effective Date of the Plan or to any later date.

      (B) If the schedule for determining the extent to which benefits under the Plan are vested is changed, each Participant with at least three years of Vesting Service may elect to have his or her vested benefits determined without regard to such change by giving written notice of such election to the Administrator within the period beginning on the date such change was adopted (or the Plan's top heavy status changed) and ending 60 days after the latest of
(1) the date such change is adopted, (2) the date such change becomes effective or (3) the date the Participant is issued notice of such change by the Administrator or the Trustee. Except as otherwise provided in an amendment permitted by Treasury Regulations, if an optional form of benefit payment protected under Code section 411(d)(6) is eliminated, each Participant may elect to have that portion of the value of his or her Accounts that was accrued as of the date of such elimination, distributed in the optional form of benefit payment that was eliminated.

      (C) The provisions of the Plan in effect at the termination of a Participant's employment will, except as specifically provided otherwise by a subsequent amendment, continue to apply to such Participant.

11.3 AUTHORITY TO TERMINATE AND PROCEDURE. The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer expects to continue its participation in the Plan indefinitely but reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety as of the date specified by the Company in a written instrument adopted and executed in the manner of an amendment. The Plan will terminate with respect to a particular Participating Employer as of a date specified in a written instrument approved in advance or ratified by the Participating Employer's Board and executed in the name of the Participating Employer by two officers.

11.4 VESTING UPON TERMINATION, PARTIAL TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS. Upon termination of the Plan or upon the complete discontinuance of contributions by all Participating Employers, to the extent required by Code section 411(d)(3) and Treasury Regulations thereunder, the Accounts of each affected Participant will, to the extent funded, vest in full. Upon a partial termination of the Plan, the Accounts of each Participant as to whom the Plan has been partially terminated will, to the extent funded, vest in full.

11.5 DISTRIBUTION FOLLOWING TERMINATION, PARTIAL TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS. After termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the Trustee will continue to hold and distribute the Fund at the times and in the manner provided by Article VIII as if such event had not occurred or, if the Administrator so directs in accordance with Treasury Regulations, will distribute to each Participant the entire balance of his or her Accounts.

                                 ARTICLE XII
                 DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS

The definitions and the rules of construction and interpretations set forth in this article will be applied in construing this instrument unless the context otherwise indicates.

12.1 ACCOUNT. An "Account" with respect to a Participant is any or all of the accounts maintained on his or her behalf pursuant to Section 4.1, as the context requires.

12.2 ACTIVE PARTICIPANT. An "Active Participant" is a Participant who is a Qualified Employee.

12.3 ADMINISTRATOR. The "Administrator" of the Plan is the person performing administrative functions pursuant to Section 13.3.

12.4 AFFILIATED ORGANIZATION. An "Affiliated Organization" is the Company and:

            (a) any corporation that is a member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) that includes the Company;

            (b) any trade or business (whether or not incorporated) that is controlled (within the meaning of Code section 414(c)) by the Company;

            (c) any member of an "affiliated service group" (within the meaning of Code section 414(m)) of which the Company is a member; or

            (d) any other organization that, together with the Company, is treated as a single employer pursuant to Code section 414(o) and Treasury Regulations;

provided, that, for purposes of applying the limitations set forth at Sections
9.6 and 9.7 of the Plan, Code section 1563(a) will be applied by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" wherever it appears.

12.5 AFTER-TAX CONTRIBUTION ACCOUNT. An "After-Tax Contribution Account" is an account established pursuant to Section 4.1(c).

12.6 AFTER-TAX CONTRIBUTIONS. "After-Tax Contributions" are contributions made by Participants pursuant to Section 3.3.

12.7 BOARD. The "Board" is the board of directors of the Affiliated Organization in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

12.8 BENEFICIARY. A "Beneficiary" is a person designated or otherwise determined under the provisions of Section 8.2 as the distributee of benefits payable after the death of a Participant. A person designated as, or otherwise determined to be, a Beneficiary under the terms of the Plan has no interest in or rights under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he or she is entitled under the Plan have been distributed.

12.9  CODE.  The "Code" is the Internal Revenue Code of 1986, as amended.
Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

12.10 COMMITTEE. The "Committee" is the administrative committee described in Article XIII.

12.11 COMPANY. The "Company" is BMC Industries, Inc., any successor which will maintain this Plan and any predecessor that has maintained this Plan.

12.12 COMPANY STOCK.  "Company Stock" is common stock of the Company.

12.13 COMPENSATION. (A) The "Compensation" of a Participant from a Participating Employer for any Plan Year is the sum of all remuneration paid to the Participant by the Participating Employer for the portion of a Plan Year in which he or she is an Active Participant that is reportable in the "wages, tips, other compensation" box of Internal Revenue Form W-2, excluding (to the extent otherwise included) the amount of any imputed income of the Participant with respect to such portion of the Plan Year, increased by amounts that are deferred under Section 3.1 as Pre-Tax Contributions and amounts by which a Participant's wages or salary from the Participating Employer for such portion of the Plan Year is reduced under a Code section 125 cafeteria plan.

      (B) Notwithstanding Subsection (A), in no event will a Participant's Compensation for any Plan Year be taken into account to the extent they exceed $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

      (C) In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 12.21(A), or of a Highly Compensated Employee described in clause (2) or (3) of Section 12.21(A) whose "includable compensation" (as defined in Section 12.21(B)(2)) for the Plan Year is not less than the includable compensation of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 prior to the end of the Plan Year in question as if they were a single Participant. If the deemed single Participant has Compensation in excess of the limitation in effect for a Plan Year, the limitation will be prorated among each individual who is deemed to be a single Participant in proportion to his or her Compensation for the Plan Year (without regard to Subsection (B) and this subsection).

12.14 DISABLED. A Participant will be considered to be "Disabled" only if the Administrator determines that, by reason of illness, bodily injury or disease, he or she is unable to perform any occupation for remuneration or profit and the disability is likely to be of long and indefinite duration or to result in death.

12.15 EMPLOYEE. An "Employee" is an individual who performs services for an Affiliated Organization as a common-law employee of the Affiliated Organization.

12.16 EMPLOYEE BASIC CONTRIBUTION ACCOUNT. An "Employee Basic Contribution Account" is an account established pursuant to Section 4.1(e).

12.17 EMPLOYER CONTRIBUTION ACCOUNT. An "Employer Contribution Account" is an account established pursuant to Section 4.1(f).

12.18 FUND. The "Fund" is the total of all of the assets of every kind and nature, both principal and income, held in the Trust at any particular time or, if the context so requires, one or more of the investment funds described in
Section 5.1.

12.19 GOVERNING LAW. To the extent that state law is not preempted by provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other laws of the United States, this Plan will be administered, construed, and enforced according to the internal, substantive laws of the State of Minnesota, without regard to its conflict of laws rules.

12.20 HEADINGS. The headings of articles and sections are included solely for convenience. If there is a conflict between the headings and the text, the text will control.

12.21 HIGHLY COMPENSATED EMPLOYEE. (A) A "Highly Compensated Employee" for any Plan Year is any employee who -

            (1) at any time during such Plan Year or the preceding Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more than five percent of the outstanding stock of an Affiliated Organization or stock possessing more than five percent of the total combined voting power of all outstanding stock of an Affiliated Organization, or

            (2)   during the Plan Year preceding such Plan Year -

                  (a) received includable compensation in excess of $75,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins), or

                  (b) received includable compensation in excess of $50,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(C) for the calendar year during which the Plan Year in question begins) and whose includable compensation exceeded the includable compensation of at least 80 percent of all employees, excluding, for purposes of determining the number of employees in such group but not for purposes of determining the specific employees comprising the group, all employees who

                        (i) have completed less than six months of service with the Affiliated Organizations,

                        (ii) normally work fewer than 17-1/2 hours per week for the Affiliated Organizations,

                        (iii) normally work for the Affiliated Organizations
                  during not more than six months during any calendar year, or

                        (iv)  have not attained age 21, or

                  (c) was at any time an officer of an Affiliated Organization (an administrative executive in regular and continued service with the Affiliated Organization) and received includable compensation in excess of 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year during which the Plan Year in question begins, but in no case will there be taken into account more than the lesser of (i) 50 employees, or (ii) the greater of three employees or ten percent of the aggregate number of employees, excluding, for purposes of determining the number of such officers, any employees that are excluded pursuant to clause (b); or, if no officer received includable compensation in excess of such amount, the officer with the highest compensation for the Plan Year, or

            (3) during such Plan Year, is described in items (a), (b) or (c) of clause (2) and received compensation in an amount that is not less than the amount of includable compensation received by at least 100 other employees.

      (B)   For purposes of this section,

            (1)   an "employee" is any individual who is not described in clause
      (b) of Section 12.34 and who, during the Plan Year for which the determination is being made, performs services for an Affiliated Organization as

                  (a)   a common law employee,

                  (b)   an employee pursuant to Code section 401(c)(1), or

                  (c) a leased employee who is treated as an employee of an Affiliated Organization pursuant to Code section 414(n)(2) or 414(o)(2), and

            (2)   "includable compensation" for any period means an employee's
      Section 415 Wages for the period increased by the amount of any reductions to the employee's compensation for the period in connection with an election by the employee made pursuant to a plan maintained by an Affiliated Organization under Code section 125 or 401(k).

      (C) For purposes of applying Sections 9.2, 9.3 and 9.4, any employee who is the spouse, a lineal ascendant or descendant or the spouse of a lineal ascendant or descendant of a Highly Compensated Employee described in clause (1) of Subsection (A), or of a Highly Compensated Employee described in clause (2) or (3) of Subsection (A) whose compensation for the Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, will not be considered a separate employee and any Compensation with respect to such employee, and any contributions allocated to the employee's Accounts under this Plan if the employee is a Participant, will be deemed to have been paid to, or allocated to the Accounts of such Highly Compensated Employee.

12.22 MATCHING CONTRIBUTION ACCOUNT. A "Matching Contribution Account" is an account established pursuant to Section 4.1(b).

12.23 MATCHING CONTRIBUTIONS. "Matching Contributions" means contributions made pursuant to Section 3.2 or 3.5.

12.24 NORMAL RETIREMENT DATE. The "Normal Retirement Date" of a Participant is the day in which he or she attains age 65.

12.25 NUMBER AND GENDER. Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

12.26 PARTICIPANT. A "Participant" is a current or former Qualified Employee who has entered the Plan pursuant to the provisions of Article II and has not ceased to be a Participant pursuant to Section 2.4.

12.27 PARTICIPATING BUSINESS UNIT. A "Participating Business Unit" is a division, work location or other operational unit of a Participating Employer, the eligible employees of which have been designated by the Participating Employer to participate in the Plan, as communicated in writing to the Company by the Participating Business Unit's Board.

12.28 PARTICIPATING EMPLOYER. A "Participating Employer" is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires, and their respective successors. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees or upon its ceasing to be an Affiliated Organization.

12.29 PLAN.   The "Plan" is that set forth in this instrument, as the same may be from time to time amended.

12.30 PLAN RULE. A "Plan Rule" is a rule, policy, practice or procedure adopted by the Administrator or the Committee.

12.31 PLAN YEAR.  A "Plan Year" is the calendar year.

12.32 PRE-TAX CONTRIBUTION ACCOUNT. A "Pre-Tax Contribution Account" is an account established pursuant to Section 4.1(a).

12.33 PRE-TAX CONTRIBUTIONS. "Pre-Tax Contributions" means contributions made pursuant to Section 3.1.

12.34 QUALIFIED EMPLOYEE. A "Qualified Employee" is an Employee who performs services for a Participating Business Unit and is classified by a Participating Employer as a common-law employee together with any person who is a United States citizen and who is employed as a common-law employee by a foreign subsidiary of a Participating Employer, with respect to which subsidiary such Participating Employer has entered into an agreement under Code section 3121(1), but only if contributions under a funded plan of deferred compensation, which is sponsored by such foreign subsidiary or a Participating Employer, are not provided for such person with respect to remuneration paid to him by such foreign subsidiary, provided that such person is employed at a facility, or within a division or business unit, the eligible employees of which have been designated by the Participating Employer to participate in the Plan. In no event, however, will the term Qualified Employee include any such person who is -

            (a) covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative and the

      Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan; or

            (b) a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

12.35 REPORTING PERSON.  A "Reporting Person" is any Participant or
Beneficiary who is subject to the reporting requirements of section 16 of the Securities Exchange Act of 1934 with respect to securities of the Company or its affiliates.

12.36 ROLLOVER ACCOUNT. A "Rollover Account" is an account established pursuant to Section 4.1(d).

12.37 SECTION 415 WAGES. (A) An individual's "Section 415 Wages" for any period is the sum of his or her remuneration for the period from all Affiliated Organizations that constitutes "compensation" within the meaning of Code section 415(c)(3) and Treasury Regulations thereunder.

      (B) Notwithstanding Subsection (A), the Administrator may, in his or her discretion, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Section 415 Wages for such Plan Year; provided that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

      (C) Section 415 Wages will not include the amount by which a Participant's wages or salary is reduced under Code section 125 or 401(k).

12.38 TERMINATION OF EMPLOYMENT. (A) For purposes of determining entitlement to a distribution under this Plan, a Participant will be deemed to have terminated employment only if he or she has completely severed his or her employment relationship with all Affiliated Organizations or become Disabled. Neither transfer of employment among Affiliated Organizations nor absence from active service by reason of disability leave, other than in connection with a Participant becoming disabled, or any other leave of absence will constitute a termination of employment.

      (B) A Participant will be deemed to have terminated employment in conjunction with the disposition of all or any portion of the business operation of an Affiliated Organization which is a disposition of a subsidiary or of substantially all of the assets used in a trade or business of an Affiliated Organization within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied.

      (C) A Participant who, in conjunction with the disposition of all or any portion of a business operation of an Affiliated Organization which is not described in Subsection (B), transfers employment to the acquiror of such business operation or to any affiliate of such acquiror will not be considered to have terminated employment. If a Participant is deemed to have continued employment by reason of the preceding sentence, such sentence will continue to apply to such Participant in the event of any subsequent transfer of employment in conjunction with the disposition of all or any portion of a business operation of the initial acquiror or any subsequent acquirors which is not a disposition of a subsidiary of such acquiror or of substantially all of the assets used in a trade or business of such acquiror within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied. Except in conjunction with such a disposition of a subsidiary or substantially all of the assets used in a trade or business of the seller, such a Participant will be considered to have terminated employment only when he or she has severed the employment relationship with all such acquirors and their affiliates.

12.39 TESTING WAGES. (A) An individual's "Testing Wages" for any period is his or her Section 415 Wages for the period, increased by the amount by which a Participant's compensation for the period is reduced in connection with an election by the individual under a plan maintained by an Affiliated Organization pursuant to Code section 125 or Code section 401(k).

      (B) In no event will an individual's Testing Wages for any Plan Year be taken into account to the extent it exceeds $150,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 401(a)(17) for the calendar year during which the Plan Year in question begins).

      (C) In the case of a Participant who is a Highly Compensated Employee described in clause (1) of Section 12.21(A), or a Highly Compensated Employee described in clause (2) or (3) of Section 12.21(A) whose "includable compensation" (as defined in Section 12.21(B)(2)) for a Plan Year is not less than the compensation of at least ten other Highly Compensated Employees, the limitation set forth in Subsection (B) will be applied to the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 before the last day of the Plan Year in question as if they were a single Participant.

      (D) The Administrator may, in his or her discretion, for any Plan Year, adopt any alternative definition of Testing Wages that complies with Code section 414(s) and Treasury regulations thereunder; provided, that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

12.40 TREASURY REGULATIONS. "Treasury Regulations" mean regulations, rulings, notices and other promulgations issued under the authority of the Secretary of the Treasury that apply to, or may be relied upon in the administration of, this Plan.

12.41 TRUST. The "Trust" is that created by the Company for purposes of implementing benefits under the Plan, and may, as from time to time amended, be referred to as the "BMC Industries, Inc. Savings Trust."

12.42 TRUSTEE. The "Trustee" is the corporation and/or individual or individuals who from time to time is or are the duly appointed and acting trustee or trustees of the Trust.

12.43 VALUATION DATE. A "Valuation Date" is the last day of each calendar quarter and such interim dates as the Administrator may from time to time specify pursuant to Section 4.2(B).

                                 ARTICLE XIII
                            ADMINISTRATION OF PLAN

13.1 NAMED FIDUCIARY. The Company is the "named fiduciary" of the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

13.2 COMMITTEE. (A) The general administration of the Plan on behalf of the Company and the duty to carry out its provisions is vested in a Committee composed of not fewer than three members. One member of the Committee will be the head of the Company's human resources function, a second member of the Committee will be the head of the Company's financial function and a third member of the Committee will be the head of the Company's treasury function. Additional members may be appointed to the Committee by the Company's Board to serve at its pleasure. Each such additional member will file written acceptance of his or her appointment with such Board. A Committee member may resign by delivering his or her written resignation to such Board; and any Committee member, other than the heads of the Company's human resources, financial and treasury functions, may be removed, with or without cause, by resolution of such Board and the delivery of written notice of such removal to the removed member. Any such resignation or removal will be effective upon delivery of the written resignation or notice of removal, as the case may be, or upon any later date specified therein. Vacancies created by any such resignation or removal will be filled by appointment by such Board; provided, that, subject to there being at least three persons serving as Committee members at all times, the Board need not fill any vacancy so created.

      (B) In addition to its general duties and power of administration of the Plan, the Committee has authority and discretion with respect to -

            (1) The selection, designation and removal of the Administrator, the Trustee and any investment managers of the Fund;

            (2) The direction of investments of assets comprising the Fund in insurance-company issued deposit administration or similar group annuity contract or contracts; and

            (3)   In case of any investment fund maintained pursuant to Section
      5.1 the assets of which are primarily invested in one or more insurance company issued deposit administration or group annuity contracts, to determine, from time to time, the portion of such investment fund, if any, that will not be invested in such insurance-company issued contracts and to direct the Trustee as to the specific investments or types of investments with respect to such portion of such investment fund; provided, that nothing contained in this clause (3) requires the Committee to exercise such authority and discretion or limits the authority and discretion of the Committee to delegate any such duties to the Administrator, the Trustee or any investment manager.

      (C) At least annually, the Committee will determine the Plan's funding policy and short- and long-run financial needs and communicate the same to the Trustee and any investment manager of the Fund.

      (D) The Committee will perform its duties hereunder in accordance with the following procedures:

            (1) The head of the Company's human resources function will act as the chair of the Committee and will preside over the Committee's meetings;

            (2) The Committee will designate the head of the Company's human resources function, or such other person as it may determine, to serve as Administrator pursuant to Section 13.3, as it may specify in writing to such head of the Company's human resources function or other person, and may from time to time revoke such designation and designate another person to serve as Administrator. Each such designation must be in writing, and a copy thereof must be furnished to the Administrator and the Trustee.
      The Administrator must file a written acceptance with the Committee. Such Administrator's duty hereunder will terminate upon revocation of such designation by the Committee or upon resignation as Administrator by the person so designated. Such revocation or resignation must be in writing and will be effective upon delivery thereof to the Administrator or the Committee as the case may be, and in either case to the Trustee;

            (3) The Committee will appoint a secretary who may, but need not, be a member of the Committee, and who will keep minutes of the Committee's meetings and perform such other duties as may be specified from time to time by the Committee;

            (4) The Committee may appoint such subcommittees with such duties and powers as it may specify, and it may delegate administrative powers to one or more of its members or to such other person or entity as it may designate;

            (5) The Committee will meet at such times and places and upon such notice as its members may determine from time to time. A majority of the current membership of the Committee will constitute a quorum for the transaction of business, and all acts of the Committee at any meeting will require, for their validity, the affirmative vote of a majority of the current membership of the Committee;

            (6) The Committee may adopt bylaws for the conduct of its business, provided such bylaws are not inconsistent with the provisions of this article;

            (7) No member of the Committee may vote with respect to a decision of the Committee relating solely to his or her own participation under the Plan.

13.3 ADMINISTRATOR. (A) The Administrator designated by the Committee will perform the following administrative duties:

            (1) the determination of initial and continuing eligibility of Employees to participate in the Plan and enrollment of Participants in the Plan;

            (2) the determination of Participants' entitlement to, and the amount of benefit contributions under the Plan;

            (3)   the processing of Participants' Beneficiary designations;

            (4) the review of claims made pursuant to the Plan's benefit claim procedure;

            (5) the computation of the amount of each Participant's benefit account balances;

            (6) the authorization of disbursements from the Fund in the form of withdrawals and distributions;

            (7) the preparation, distribution to Participants and filing with appropriate governmental agencies of such reports, disclosures and forms as are required by law, and retention of copies thereof in the Administrator's files; and

            (8) such other duties as specified in the Plan or as the Committee may delegate to the Administrator from time to time.

      (B) The Administrator may delegate such of his or her duties specified in Subsection (A) as he or she may specify in writing to such other person as he or she may designate and may from time to time revoke such authority and delegate it to another person. Each such delegation must be in writing, and a copy thereof must be furnished to the person to whom the duty is delegated.
Such person must file a written acceptance with the Administrator. Such person's duty hereunder will terminate upon revocation of such authority by the Administrator or upon withdrawal of such acceptance by the person to whom the duty was delegated. Such revocation or withdrawal must be in writing, and will be effective upon delivery of a copy thereof to the person or entity to whom the duty was delegated or to the Administrator as the case may be.

13.4 COMPENSATION AND EXPENSES.   An Employee performing administrative
duties in connection with the Plan will receive no compensation from the Fund for such services, but may be reimbursed from the Fund for all sums reasonably and necessarily expended in the performance of such duties. The Administrator may retain such independent accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan and may pay reasonable compensation from the Fund for such services. Any such reimbursement or compensation and all other costs of administering the Plan will, to the extent not paid by the Participating Employers, be paid by the Trustee from the Fund upon statements issued by the Administrator.

13.5 PLAN RULES. The Committee and the Administrator each have the discretionary power and authority to make such Plan Rules as the Committee or Administrator deem to be necessary or appropriate to perform their respective duties in connection with the administration of the Plan and to modify or rescind any such Plan Rules. Plan Rules will be uniform and nondiscriminatory with respect to any similarly situated persons.

13.6 ADMINISTRATOR'S DISCRETION. To the extent applicable to their respective administrative duties, the Committee and the Administrator each have the discretionary power and authority to make all determinations necessary or appropriate for the administration of the Plan, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules, including the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous Account balances. In the exercise of their discretionary powers, the Committee and the Administrator will treat all similarly situated persons uniformly.

13.7 INDEMNIFICATION. The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

13.8 BENEFIT CLAIM PROCEDURE. If a request for a benefit by a Participant or Beneficiary of a deceased Participant is denied in whole or in part, he or she may, within 30 days after receipt of notice of the denial, file with the Administrator a written claim objecting to the denial. Not later than 90 days after receipt of such claim, the Administrator will render a written decision on the claim to the claimant. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a reference to the Plan provision that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure. Not later than 60 days after receiving the Administrator's written decision, the claimant may file with the Administrator a written request for review of the Administrator's decision, and the claimant or the representative may thereafter review Plan documents that relate to the claim and submit written comments to the Administrator. Not later than 60 days after the Administrator's receipt of the request for review, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate. The 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if circumstances beyond the Administrator's control so require and if notice of such extension is given to the claimant.

13.9 CORRECTION OF ERRORS. If the Administrator determines that, by reason of administrative error or other cause attributable to a Participating Employer, the Account of any Participant has incurred a loss, the Administrator may enter into an agreement with such Participating Employer under which the Account is fully restored and may, upon such restoration, release the Participating Employer from further responsibility.



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



                                 ARTICLE XIV
                                MISCELLANEOUS

14.1 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other plan, each Participant will be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan were then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).

14.2 LIMITED REVERSION OF FUND. (A) Except as provided in Subsection (B), no corpus or income of the Trust will at any time revert to Participating Employer or be used other than for the exclusive benefit of Eligible Employees, Participants and Beneficiaries by paying benefits and, if applicable, administrative expenses of the Plan.

      (B)   Notwithstanding any contrary provision in the Plan,

            (1) All contributions made by a Participating Employer to the Trustee prior to the initial determination of the Internal Revenue Service as to qualification of the Plan under Section 401(a) of the Code and the tax exempt status of the Trust under Code section 501(a) will be repaid by the Trustee to such Participating Employer, upon the Participating Employer's written request, if the Internal Revenue Service rules that the Plan, as adopted by that Participating Employer, is not qualified or the Trust is not tax exempt; provided, that the Participating Employer requests such determination within a reasonable time after adoption of the Plan, and the repayment by the Trustee to such Participating Employer is made within one year after the date of denial of qualification of the Plan; and

            (2) To the extent a contribution is made by a Participating Employer by a mistake of fact or a deduction is disallowed a Participating Employer under Code section 404, the Trustee will repay the contribution to such Participating Employer upon the Participating Employer's written request; provided, that such repayment is made within one year after the mistaken payment is made or the deduction is disallowed, as the case may be. The amount returned to the Participating Employer will not include any investment gains or earnings but will be reduced by any investment losses. Each contribution to the Plan by a Participating Employer is expressly conditioned on such contribution's being fully deductible by the Participating Employer under Code section 404.

14.3 TOP-HEAVY PROVISIONS. (A) (1) Notwithstanding the provisions of Sections 3.1, 3.2 and 3.3, for any Plan Year during which the Plan is a top-heavy plan, the amount of contributions (excluding Pre-Tax Contributions) made and allocated for such Plan Year on behalf of each Active Participant who is not a key employee and who is employed with an Affiliated Organization on the last day of the Plan Year, expressed as a percentage of the Participant's Testing Wages for the Plan Year, must be at least equal to the lesser of

                  (a)   three percent, or

                  (b) the largest percentage of such Testing Wages at which contributions (including Pre-Tax Contributions) are made and allocated on behalf of any key employee for such Plan Year.

            (2) If, in addition to this Plan, an Affiliated Organization maintains another qualified defined contribution plan or one or more qualified defined benefit pension plans during a Plan Year, the provisions of clause (1) will be applied for such Plan Year -

                  (a) by taking into account the employer contributions (other than elective deferrals for a non-key employee) on behalf of the Participant under all such defined contribution plans;

                  (b) without regard to any Participant who is not a key employee and whose accrued benefit, expressed as a single life annuity, under a defined benefit pension plan maintained by the Affiliated Organization for such Plan Year is not less than the product of -

                        (i) the Participant's average Testing Wages for the period of consecutive years not exceeding the period of consecutive years (not exceeding five) when the Participant had the highest aggregate Testing Wages, disregarding years in which the Participant completed less than 1000 Hours of Service, multiplied by

                        (ii) the lesser of (A) two percent per year of service, disregarding years of service beginning after the close of the last Plan Year in which such defined benefit plan was a top heavy plan, or (B) 20 percent.

      (B)   For purposes of Subsection (A),

            (1)   (a)   The Plan will be a "top-heavy plan" for a particular
            Plan Year if, as of the last day of the initial Plan Year or, with respect to any other Plan Year, as of the last day of the preceding Plan Year, the aggregate of the Account balances of key employees is greater than 60 percent of the aggregate of the Account balances of all Participants.

                  (b) For purposes of calculating the aggregate Account balances for both key employees and employees who are not key employees:

                        (i) Any distributions made within the five-year period preceding the Plan Year for which the determination is being made, other than a distribution transferred or rolled over to a plan maintained by an Affiliated Organization, will be included;

                        (ii) Amounts transferred or rolled over from a plan not maintained by an Affiliated Organization at the initiation of the Participant will be excluded;

                        (iii) The Account balances of any key employee and any
                  employee who is not a key employee who has not performed an Actual Hour of Service at any time during the five-year period ending on the date as of which the determination is being made will be excluded; and

                        (iv) The terms "key employee" and "employee" will include the Beneficiaries of such persons who have died.

            (2)   (a)   Notwithstanding the provisions of clause (1), this Plan
            will not be a top-heavy plan if it is part of either a "required aggregation group" or a "permissive aggregation group" and such aggregation group is not top-heavy. An aggregation group will be top-heavy if the sum of the present value of accrued benefits and account balances of key employees is more than 60 percent of the sum of the present value of accrued benefits and account balances for all Participants, such accrued benefits and account balances being calculated in each case in the same manner as set forth in clause
            (1).

                  (b) Each plan in a required aggregation group will be top-heavy if the group is top-heavy. No plan in a required aggregation group will be top-heavy if the group is not top-heavy.

                  (c) If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy, required aggregation group will be top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.

            (3) The "required aggregation group" consists of (i) each plan of an Affiliated Organization in which a key employee participates, and (ii) each other plan of an Affiliated Organization that enables a plan in which a key employee participates to meet the nondiscrimination requirements of Code sections 401(a)(4) and 410.

            (4) A "permissive aggregation group" consists of those plans that are required to be aggregated and one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, which, when taken together, satisfy the requirements of Code sections 401(a)(4) and 410.

            (5) For purposes of applying clauses (2), (3) and (4) of this Subsection (B), any qualified defined contribution plan maintained by an Affiliated Organization at any time within the five-year period preceding the Plan Year for which the determination being made which, as of the date of such determination, has been formally terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants or their beneficiaries, will be taken into account to the extent required or permitted under such clauses and under Code section 416.

      (C) A "key employee" is any individual who is or was employed with an Affiliated Organization and who, at any time during the Plan Year in question or any of the preceding four Plan Years is or was:

            (1) An officer of the Affiliated Organization (an administrative executive in regular and continued service with the Affiliated Organization) whose includable compensation for such Plan Year exceeds 50 percent of the amount in effect under Code section 415(b)(1)(A) for such Plan Year, but in no case will there be taken into account more than the lesser of (a) 50 individuals or (b) the greater of (i) three individuals or (ii) ten percent of the number of the Affiliated Organization employees, excluding for purposes of determining the number of such officers, any employees that are excluded pursuant to Section 12.21(A)(2)(b);

            (2) The owner of an interest in the Affiliated Organization, that is not less than the interest owned by at least ten other individuals employed with the Affiliated Organization; provided, that, such owner will not be a key employee solely by reason of such ownership for a Plan Year if he or she does not own more than one-half of one percent of the value of the outstanding interests of the Affiliated Organization or if the amount of his or her includable compensation for such Plan Year is less than the amount in effect under Code section 415(c)(1)(A) for such Plan Year;

            (3) The owner of more than five percent of the Affiliated Organization outstanding stock or more than five percent of the total combined voting power of the Affiliated Organization stock; or

            (4) The owner of more than one percent of the Affiliated Organization's outstanding stock or more than one percent of the total combined voting power of the Affiliated Organization's stock, whose includable compensation for such Plan Year exceed $150,000.

For purposes of this Subsection (C), the term "compensation" has the same meaning as in Section 12.21(B)(2) and ownership of an Affiliated Organization stock will be determined in accordance with Code section 318; provided, that subparagraph 318(a)(2)(C) will be applied by substituting the phrase "5 percent" for the phrase "50 percent" wherever it appears in such Code section.

      (D) If an Affiliated Organization maintains a qualified defined contribution plan and a qualified defined pension plan, the limitation on combined contributions and accrued benefits will be adjusted by substituting "100 percent" for "125 percent" in the definitions of the defined benefit fraction and the defined contribution fraction in Section 9.7; provided, first, that this Subsection (D) will be applied prospectively only to prohibit additional contributions allocated, and forfeitures reallocated, to and defined benefit accruals for, a Participant and will not reduce any allocations or reallocations made to, or benefits accrued for, such Participant prior to the Plan Year for which it first becomes effective; and, second, that if the Plan would not be a top heavy plan if "90 percent" were substituted for "60 percent" in clause (1)(a) of Subsection (B), this Subsection (D) will not apply if -

            (1) the aggregate employer contribution (other than elective contributions) under all such qualified defined contribution plans on behalf of each Participant who is not a key employee and who is employed with an Affiliated Organization on the last day of the Plan Year is not less than seven and one-half percent of his or her Testing Wages for the Plan Year, or

            (2) the accrued benefit for each Participant under the qualified defined benefit pension plan is not less than the benefit described in Subsection (A)(2)(b), applied by substituting "3 percent" for "2 percent" in item (A) of clause (ii) and "30 percent" for "20 percent" in item (B) of clause (ii).

14.4 NO EMPLOYMENT RIGHTS CREATED. The establishment and maintenance of the Plan neither give any Employee a right to continuing employment nor limit the right of an Affiliated


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Organization to discharge or otherwise deal with the Employee without regard to the effect such action might have on his or her initial or continued participation in the Plan.

14.5 SPECIAL PROVISIONS. Special provisions of the Plan applicable only to certain Participants will be set forth on an exhibit to the Plan. In the event of a conflict between the terms of the exhibit and the terms of the Plan, the exhibit controls.


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